UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Willis Lease Finance Corporation
(Name of Registrant as Specified In Its Charter)

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WILLIS LEASE FINANCE CORPORATION

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION, which will be held at our executive offices at 773 San Marin Drive, Suite 2215, Novato, California, 94998 at 2:00 p.m. local time on Thursday, May 28, 2015. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.willislease.com (see "Investors").

        In addition to any other business that may properly come before the meeting or any adjournment or postponement thereof, the following proposals are to be voted on at the Annual Meeting:

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  To elect two Class II Directors to serve until the 2018 Annual Meeting of Stockholders: Robert J. Keady and Austin C. Willis. The Board of Directors recommends that you vote FOR this proposal.

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  To approve the amendment and restatement of the 2007 Incentive Stock Plan. The Board of Directors recommends that you vote FOR this proposal.

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  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm. The Board of Directors recommends that you vote FOR this proposal.

        The Board of Directors has fixed the close of business on April 1, 2015 as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A quorum comprising the holders of the majority of the outstanding shares of our common stock on the record date must be present or represented for the transaction of business at the 2015 Annual Meeting of Stockholders. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, to ensure that your shares will be voted at the 2015 Annual Meeting of Stockholders. You may revoke your proxy at any time prior to the time it is voted.

        The proxy material is being mailed to you on or about April 28, 2015. Please read the proxy material carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Dean M. Poulakidas Senior Vice President, General Counsel and Corporate Secretary

April 26, 2015

WILLIS LEASE FINANCE CORPORATION
PROXY STATEMENT

You should read this entire proxy
statement carefully prior to returning your proxy

PROXY STATEMENT
FOR
2015 ANNUAL MEETING OF STOCKHOLDERS
OF
WILLIS LEASE FINANCE CORPORATION
To Be Held on May 28, 2015

SOLICITATION AND VOTING OF PROXIES

General

        This proxy statement is furnished in connection with the solicitation by the Board of Directors (also referred to as the "Board", "Directors", or individually, "Director") of WILLIS LEASE FINANCE CORPORATION ("we," "us," "our," "Willis Lease" or the "Company") for proxies to be voted at the 2015 Annual Meeting of Stockholders, which will be held at 2:00 p.m. local time on Thursday, May 28, 2015 at our executive offices, located at 773 San Marin Drive, Suite 2215, Novato, California 94998, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders.

        This proxy statement is being mailed to stockholders on or about April 28, 2015. Our 2014 Annual Report is being mailed to stockholders concurrently with this proxy statement. You should not regard the 2014 Annual Report as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to be held on May 28, 2015:
The Proxy Statement and the 2014 Annual Report are also available at
https://materials.proxyvote.com/970646.

Voting

        The close of business on April 1, 2015 is the record date for determining whether you, in your capacity as a stockholder, are entitled to notice of and to vote at the 2015 Annual Meeting of Stockholders. As of that date, we had 8,309,373 shares of common stock, $0.01 par value, issued and outstanding. All of the shares of our common stock outstanding on the record date are entitled to vote at the 2015 Annual Meeting of Stockholders. If you are entitled to vote at the meeting, you will have one vote for each share of common stock you hold with regard to each matter to be voted upon.

        The required quorum for the meeting is a majority of the outstanding shares of common stock eligible to be voted on the matters to be considered at the meeting.

        Shares of our common stock represented by proxies which are properly executed and returned to us on the accompanying proxy card will be voted at the 2015 Annual Meeting of Stockholders in accordance with the instructions you mark on the proxy card. If you do not mark any instructions on the proxy card, your shares represented by the proxy card will be voted for the election of the Board's nominees as Class II Directors, and in favor of Proposals 2 and 3. In the election for Directors (Proposal 1), the nominees for Class II Directors receiving the highest number of affirmative votes will be elected. The affirmative vote of a majority of the shares voted in person or by proxy at the 2015 Annual Meeting is required for the adoption of Proposals 2 and 3.

        If a properly signed proxy or ballot indicates that you abstain from voting or that your shares are not to be voted on a particular proposal, your shares will not be counted as having been voted on that proposal, although your shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non-votes (i.e., shares held by brokers or nominees, as to which instructions have not been received from beneficial owners or persons entitled to vote, that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for purposes of the proposals in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.

        Our management does not know of any matters to be presented at the 2015 Annual Meeting of Stockholders other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Revocability of Proxies

        If you give a proxy in the form accompanying this proxy statement, you have the right to revoke it at any time before it is voted at the meeting. You may revoke your proxy by:

  •
  filing an instrument of revocation with our Corporate Secretary;

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  presenting at or prior to the meeting a duly executed proxy bearing a later date; or

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  attending the meeting and electing to vote in person.

Solicitation

        This solicitation is made by our Board of Directors on our behalf. The entire cost of preparing, assembling and mailing the Notice of 2015 Annual Meeting of Stockholders, this proxy statement and the enclosed proxy card, and of soliciting proxies, will be paid by us. Proxies will be solicited principally through the use of the mail, but we may solicit proxies personally or by telephone, electronic mail or special letter by our officers and our regular employees for no additional compensation. We have retained American Stock Transfer & Trust and Broadridge Financial Solutions, Inc. to aid in the solicitation at an estimated cost to us of approximately $14,800 plus out-of-pocket expenses.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND THE COMMITTEES OF THE BOARD

Board of Directors

        Our Bylaws authorize us to have five Directors. At the present time, the Board consists of five Directors who are divided into three classes, one Director in Class I and two Directors in each of Class II and Class III. One class is elected each year for a three-year term. Hans Joerg Hunziker, Robert T. Morris and Robert J. Keady are independent Directors, as defined in the NASDAQ listing standard. W. William Coon, Jr., previously a Class I Director, resigned from the Board as of February 23, 2015.

        Our business, property and affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of five meetings during the fiscal year ended December 31, 2014. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all Committees of the

Board on which he served; other than Mr. Austin Willis, who was unable to attend four of the five Board meetings during 2014 as a result of scheduling conflicts with his military commitment (described in more detail under "Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors") and the other Board meeting due to a sudden short-term illness.

Communications with the Board

        You may communicate with the Board of Directors by sending a letter to: Board of Directors, Willis Lease Finance Corporation, c/o Office of the Corporate Secretary, 773 San Marin Drive, Suite 2215, Novato, California 94998. Our Office of the Corporate Secretary will receive your correspondence and forward it to the Board of Directors or to any individual Director or Directors to whom your communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Attendance at the Annual Meeting of Stockholders

        Director Charles F. Willis, IV and Robert T. Morris attended the 2014 Annual Meeting of Stockholders. Our other Directors did not attend, and we have no policy requiring Board members to attend our annual meeting.

Committees of the Board

        The Board of Directors has an Audit Committee and a Compensation Committee, both currently comprised solely of independent Directors, as defined by the NASDAQ listing standards.

        The Board does not have a nominating committee or committee performing the functions of such a committee. The Board has determined that the function of a nominating committee is adequately fulfilled by the independent Directors. It has not established such a committee and therefore has no nominating committee charter. The full Board of Directors participates in the consideration of any Director nominee.

        Although we have not formally set any specific minimum qualifications that Director nominees must possess, we look for candidates with appropriate experience in aviation and leasing, a strong professional background, and a general understanding of marketing, finance and other disciplines related to the success of a company in our industry. And although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business. Our Directors are generally nominated by our management or other Directors, and each nominee is evaluated based on the above qualifications and in the context of the Board as a whole. While we do not normally engage professional search firms or other third parties in connection with our Board nomination process, we may do so in the future.

        As we do not have a history of stockholder nominations of Directors, we do not have a formal policy regarding stockholder nominees to the Board. Under our Bylaws, stockholders wishing to nominate a candidate for Director must give notice to our Corporate Secretary no later than the close of business on the 90th day prior to the first anniversary of our preceding year's annual meeting. If the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or the 10th day following the day on which we publicly announce the annual meeting date. The notice should set forth: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of our shares beneficially owned by the nominee; (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person(s) pursuant to which the nomination is made by the stockholder; and (v) any other information relating to the nominee that is required to be disclosed in proxy statements for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominees proposed by stockholders will be evaluated in the same manner as those proposed by management or existing Directors.

        The Audit Committee oversees our accounting function, internal controls and financial reporting process on behalf of the Board. The NASDAQ's listing rules require that our Audit Committee be composed of at least three independent Directors. The Audit Committee meets with our financial management and our independent registered public accounting firm to review our financial statements and filings, the audit and matters arising from them, and financial reporting procedures, including any significant judgments made in preparation of the financial statements. The Audit Committee currently consists of Directors Robert T. Morris (Chair), Hans Joerg Hunziker and Robert J. Keady. All members of the Audit Committee are able to read and understand financial statements. Mr. Morris also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the NASDAQ listing standards. The Committee held four meetings during the 2014 fiscal year. The Audit Committee's charter is available on the Company's web site (www.willislease.com).

        The Compensation Committee reviews and approves our compensation arrangements for executive officers and administers the 2007 Stock Incentive Plan. The Compensation Committee currently consists of Directors Hans Joerg Hunziker (Chair), Robert T. Morris and Robert J. Keady. Robert J. Keady was appointed to the Compensation Committee February 23, 2015 upon the resignation of W. William Coon, Jr. who served as a member of the Compensation Committee until that date. The Compensation Committee held four meetings during the 2014 fiscal year. For additional details, see "Compensation of Executive Officers—Compensation Discussion and Analysis" elsewhere in this proxy statement. The Compensation Committee's charter is available on the Company's web site (www.willislease.com).

        The Board of Directors may also establish a committee of independent Directors, as defined by the NASDAQ listing standards, to address specific issues from time to time.

Board Leadership Structure

        Our Company is led by Charles F. Willis, IV, the founder of the Company, who serves as our Chairman and Chief Executive Officer. This approach is commonly utilized by public companies in the United States and we believe it has been effective for our Company as well. Serving in both these roles since the Company was founded has allowed Mr. Willis to be seen by participants in the aviation industry and by our customers, business partners, investors and the other stakeholders as providing strong leadership for our Company and in our industry. The Board believes that his combined role is the optimal structure for us and our stockholders because it enables decisive leadership, ensures clear accountability and enhances our ability to consistently communicate our message and strategy to all of our stakeholders. Moreover, Mr. Willis possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business and, therefore, is best positioned to develop agendas that focus the Board's time and attention on the most critical matters, while minimizing the potential for confusion or duplication of efforts. We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe that our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers and other stakeholders that Willis Lease is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations.

        We have not appointed an independent Board chairman or lead independent Director, as we believe that the members of our Board and the two standing Board Committees consisting of independent Directors provide an appropriate level of oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk, legal and compliance matters. The Compensation Committee oversees the compensation of our Chairman and Chief Executive Officer, and upon the recommendation of the Chief Executive Officer, the compensation of the other Named Executive Officers. Each of these Committees is led by a chairperson other than the Chairman and Chief Executive Officer and, as discussed in more detail in this proxy, the entire Board of Directors is actively involved in overseeing our risk management. The entire Board, or, as appropriate, the independent Directors, monitors matters such as the composition of the Board and its committees, Board performance and "best practices" in corporate governance. Our independent Directors also conduct meetings in executive session. These meetings are typically held in conjunction with Board meetings. In 2014 three Board meetings included an independent Directors' session. This allows Directors to speak candidly on any matters of interest without the Chief Executive Officer or other managers present. We believe this framework strikes a sound balance with appropriate oversight and that appointing an independent Board chairman would not improve the performance of the Board in a material way.

The Board's Role in Risk Oversight

        It is management's responsibility to manage risk and bring to the Board's attention the most material risks to the Company. Our Board, including through the Audit Committee and Compensation Committee, each of which are comprised solely of independent Directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions. Our Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Willis Lease's financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act and the Dodd-Frank Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), risks posed by significant litigation matters, risks associated with proposed affiliate transactions, and compliance with the Company's Code of Ethics and other applicable laws and regulations. The Compensation Committee reviews and evaluates risks related to the attraction and retention of talent, risks associated with management succession planning, and risks related to the design of compensation programs established by the Compensation Committee for our executive officers. The Compensation Committee has determined in its reasonable business judgment that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

        For details regarding Director compensation, see "Compensation of Executive Officers—Compensation Discussion and Analysis—Director Compensation" elsewhere in this proxy statement.

Biographical Information

	Director Since	Age*
Class I Director Whose Term Expires at the 2017 Annual Meeting:
Robert T. Morris	2006	66
Class II Directors Whose Term Expires at the 2018 Annual Meeting (provided they are re-elected at the 2015 Annual Meeting) :
Austin C. Willis	2008	34
Robert J. Keady	2015	64
Class III Directors Whose Term Expires at the 2016 Annual Meeting:
Charles F. Willis, IV	1985	66
Hans Joerg Hunziker	2006	65

*
Age as of April 15, 2015.

Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors

        Charles F. Willis, IV is the founder of Willis Lease, has served as Chief Executive Officer and a Director since our incorporation in 1985, served as President until July 2011 (when Donald A. Nunemaker was promoted to that position), and has served as Chairman of the Board of Directors since 1996. Mr. Willis has over 40 years of experience in the aviation industry. From 1975 to 1985, Mr. Willis served as president of Willis Lease's predecessor, Charles F. Willis Company, which purchased, financed and sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the flight operations, sales and marketing departments. As our founder and Chief Executive Officer, Mr. Willis brings to the Board significant senior leadership, sales and marketing, industry, technical and global experience, and a deep institutional knowledge of the Company, its operations and customer relations.

        Hans Joerg Hunziker previously served as one of our Directors from November 2000 until July 1, 2003. He was elected a Class II Director at the 2006 Annual Meeting. Since 2002, Mr. Hunziker has been the owner and CEO of HLF Aviation GmbH (formerly known as Hunziker Lease & Finance), a company he founded in Switzerland which offers independent business consulting services to the aviation industry. From 1998 to 2002, he was the President and Chief Executive Officer of Flightlease AG Ltd., a public company involved in aircraft leasing as a subsidiary of SAirGroup whose headquarters are in Zurich, Switzerland. From 1998 to 2001, he was also co-CEO of GATX Flightlease Management GmbH, an asset management and commercial aircraft leasing company. From 1996 to 1998, he was the Chief Financial Officer of SAirServices Ltd., a group of companies including aircraft maintenance and overhaul, ground handling services, information technology and real estate, and Managing Director of SAirServices Invest Ltd. From 1991 to 1996, he was Chief Financial Officer of Swissair Associated Companies Ltd., a group of 150 companies, primarily in the hotel, catering (Gate Gourmet) and trading business. Mr. Hunziker holds a master's degree in Economics and Business Administration from the University of Zurich. He also received the equivalent of a doctoral degree from the University of Zurich, after successful completion of his thesis on Strategic Planning in the Airline Industry. In addition to previously serving as a Director of Willis Lease, he was Chairman of the Board of Flightlease Holdings (Guernsey) Limited (and a Director of several of its subsidiaries in Guernsey and Bermuda), as well as Chairman of the Board of Flightlease (Netherlands) B.V., SRTechnics Group AG, SRTechnics Switzerland AG, Swisscargo AG and SAirServices Invest AG. He

was a member of the Board of Directors of Jetbird AG from 2006-2009, and was also previously a member of the Board of Directors of each of FlightTechnics LLC, Delaware, Swissport Brazil Ltd., Polygon Insurance Company Ltd. and Gotland Shipping AG. Mr. Hunziker brings to the Board a high level of financial sophistication, broad international exposure and significant experience in commercial aviation and the aviation equipment leasing industry.

        Robert J. Keady was elected to the Board in February 2015. Mr. Keady founded and currently serves as the President of Eastern Aviation Consulting Group, LLC, a company that provides consulting services for several aerospace and aviation firms. Prior to Eastern Aviation Consulting Group, LLC, Mr. Keady spent 33 years at Pratt & Whitney Commercial Engines, where he served as Vice President, Business Development & Marketing, as well as other numerous senior management positions. Mr. Keady is currently a Senior Advisor to Mitsubishi Aircraft Corporation and a member of the Board of Advisors of ASE Holdings, an industry leader in engine test cells, wind tunnels and aero labs. Mr. Keady received his BA in Sociology from the University of Notre Dame and a Master of Science in Management from Purdue University.

        Robert T. Morris was elected to the Board in October, 2006. He is currently President of Robert Morris & Company, a company he founded in 1992. Mr. Morris joined Union Bank of California Leasing in 2004 to establish an innovative equipment leasing group, and served as its President through March 2007. Prior to joining Union Bank of California Leasing, he was a consultant to more than 25 commercial banks for their equipment leasing operations over a 12 year period. He has also worked for Bank of San Francisco, Bank of Montreal and GATX Leasing Corporation. Mr. Morris holds a master's degree from the American Graduate School of International Management and a Bachelor of Arts Degree from the University of Denver with majors in Economics, Political Science and History. Mr. Morris brings to the Board considerable expertise in the aviation equipment leasing industry with a focus on finance and risk evaluation.

        Austin C. Willis was elected to the Board in December 2008. Mr. Willis was the founder of J.T. Power LLC, a privately held company engaged in the business of selling commercial jet turbine engine parts and leasing commercial aircraft. In 2013, the Company purchased certain assets and hired employees from J.T. Power, as part of our launching of Willis Aeronautical Services, Inc. Mr. Willis served as J.T. Power's president from its founding in 2004 until 2012, when day-to-day management as president of J.T. Power was transitioned to another individual with Mr. Willis continuing as Chief Executive Officer. This transition was implemented to facilitate Mr. Willis' enlistment in the U.S. armed forces in 2012. He has completed his basic training and is undergoing the selection process to determine his duties in the immediate future. The Board is fully supportive of Mr. Willis' decision to enter into military service and his efforts to continue fulfilling his duties as a member of the Board while undergoing his military training. In addition to his duties with J.T. Power and the U.S. armed forces, since 2006 Mr. Willis has also owned and served as Chief Executive Officer of Aviation Management LLC, an aviation consulting firm. Mr. Willis holds a bachelor's degree from the London School of Economics and Political Science, where he studied finance and industrial relations. He is the son of Charles F. Willis, IV. Mr. Willis brings to the Board familiarity with the aviation industry generally with a focus on the after-market disposition of the aircraft engines and parts which comprise the Company's engine portfolio.

PROPOSAL 1
ELECTION OF TWO CLASS II DIRECTORS

        Our Board is divided into three classes, each class having a three-year term that expires in successive years. At the 2015 Annual Meeting of Stockholders, two Directors will be elected in Class II, to serve a three-year term expiring at the 2018 Annual Meeting of Stockholders or until succeeded by another qualified Director who has been duly elected.

        The nominees for Director in Class II are Robert J. Keady and Austin C. Willis.

        The proxy holders intend to vote all proxies received by them for the foregoing nominees, unless instructions to the contrary are marked on the proxy. In the event that any nominee is unable or declines to serve as a Director at the time of the 2015 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS CLASS II DIRECTORS.

 PROPOSAL 2
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE STOCK PLAN

General

        We are asking stockholders to approve the Willis Lease 2007 Incentive Plan (the "Incentive Plan"), as an amendment and restatement of the Company's 2007 Incentive Stock Plan (the "2007 Plan").

        We last added shares to our stock plan in 2007. As of April 17, 2015, 13,096 shares of Common Stock remained available for future grants of equity awards under the 2007 Plan. Our Board believes that we currently have an insufficient number of shares available for additional future stock-settled awards, which we rely on to link employee and executive compensation to stockholder returns and attract and retain key individuals. Accordingly, our Board approved the Incentive Plan on April 21, 2015 to increase the shares available for future awards and make certain other changes. The primary changes in the Incentive Plan are to (i) increase the number of shares of Common Stock available for grant by 800,000 shares of Common Stock, (ii) increase the maximum annual grant with respect to performance-based stock awards from 100,000 shares of Common Stock to 200,000 shares of Common Stock, (iii) incorporate the provisions of the Performance-Based Compensation Policy providing for cash awards into the Incentive Plan, (iv) extend the plan term for five years from the date the stockholders approve the Incentive Plan and (v) specifically prohibit repricing of options and stock appreciation rights. If the amendment is approved, we expect the pool of requested shares to last approximately three to four years based on our recent three-year average usage of equity.

        The purpose of the 2007 Plan has been to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest or otherwise increase their proprietary interest in the Company as an incentive for them to remain in the service of the Company.

        A copy of the Incentive Plan is attached to this Proxy Statement as Annex A and is incorporated herein by reference. The following description is a summary and does not purport to be a complete description and is qualified in its entirety by reference to the text of the Incentive Plan set forth in Annex A. See Annex A for more detailed information.

Purpose of Adopting the Incentive Plan

        Adoption of the amendment and restatement of the 2007 Plan as the Incentive Plan will provide the Company with the continued ability to provide equity-based and cash-based compensation to eligible employees, directors and consultants, thereby aligning their interests with those of the stockholders to increase the Company's value over the long-term.

        One of the requirements of Section 162(m) of the Internal Revenue Code is that stockholders must approve the types of performance criteria pursuant to which incentive compensation is intended to qualify as "performance-based compensation." Approval of Proposal 2 is intended to constitute stockholder approval of the material terms of the Incentive Plan and the performance criteria set forth therein for purposes of Section 162(m) of the Internal Revenue Code.

        If stockholders approve the amendment and restatement of the 2007 Plan as the Incentive Plan, the Company will use the Incentive Plan to compensate eligible employees, directors and consultants. If the required votes to approve the Incentive Plan are not obtained, the Incentive Plan will not become effective and the Company will continue to make grants of awards to the extent available pursuant to the terms of the 2007 Plan as currently in effect and subject to applicable law.

Summary of the Key Terms of the Incentive Plan

        Eligibility.    All employees, directors and consultants of the Company or of any parent or any subsidiary of the Company are eligible to receive awards under the Incentive Plan (each employee, director or consultant who receives such an award, a "Participant"). As of April 1, 2015, there were approximately 97 employees, 3 independent directors and 9 consultants who were eligible to participate in the 2007 Plan. Participants receive grants of awards at the discretion of the Board or Compensation Committee as compensation for their services to the Company.

        Types of Awards.    The types of awards that are available for grant under the Incentive Plan are:

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  incentive stock options;

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  non-qualified stock options;

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  restricted stock bonuses;

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  restricted stock purchase rights;

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  stock appreciation rights;

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  phantom stock units;

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  restricted stock units;

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  performance share bonuses;

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  performance share units;

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  stapled stock appreciation rights; and

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  cash incentives.

        Administration of the Incentive Plan.    The Board shall continue to administer the Incentive Plan unless and until the Board delegates administration to a committee (the "Committee"). The Board has the power and authority to, among other things: (i) designate eligible participants in the Incentive Plan, (ii) determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant, (iii) interpret the Incentive Plan, and establish, amend and revoke rules and regulations to administer the Incentive Plan, (iv) amend the Incentive Plan or any award granted pursuant thereto and (v) exercise such powers and perform such acts as the Board deems necessary, desirable or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Incentive Plan. If the Board delegates administration to the Committee, the Committee may exercise, in connection with the administration of the Incentive Plan, any of the powers and authority granted to the Board under the Incentive Plan. The Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject to such resolutions as may be adopted from time to time by the Board (references in this summary to the Board shall thereafter be to the Committee or the subcommittee, as applicable). The Board may revoke the delegation to the Committee at any time and assume the administration of the Incentive Plan.

        Stock Subject to the Incentive Plan.    The maximum aggregate number of shares of our Common Stock that may be issued pursuant to stock awards under the Incentive Plan would be increased by eight hundred thousand to two million eight hundred thousand shares (the "Share Reserve"). Any stock award will reduce the Share Reserve by one share. To the extent that a distribution pursuant to a stock award is made in cash, the Share Reserve will be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of such stock award. Shares of Common Stock covered by stock awards that expire, are cancelled, terminate, or are reacquired by us prior to vesting will revert to or be added to the Share Reserve and become available for issuance under the Incentive Plan. Shares of Common Stock tendered in payment of an option exercise price, delivered or withheld by the Company to satisfy any tax withholding obligation, or covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again be available for issuance under the Plan.

        Other Share Limits.    The maximum aggregate number of shares of Common Stock that may be issued pursuant to incentive stock options under the Incentive Plan is two million eight hundred shares. No employee shall be eligible to be granted incentive stock options, non-qualified stock options, or stock appreciation rights or awards intending to qualify as performance-based awards under section 162(m) of the Internal Revenue Code covering more than two hundred thousand shares of Common Stock during any fiscal year.

        Fair Market Value.    Generally, fair market value of the Company's Common Stock will be the closing sales price of the Company's Common Stock on any established stock exchange (including the Nasdaq Stock Market) or on the Nasdaq SmallCap Market (if applicable) on the date of determination. On April 1, 2015, the fair market value per share of the Company's Common Stock determined on this basis was $18.88.

        Terms and Conditions of Options.    The Incentive Plan provides that options must have an exercise price that is at least equal to 100% of the fair market value of our Common Stock on the date the option is granted. To the extent permitted in his or her option agreement and to the extent permitted by law, an option holder may exercise an option by payment of the exercise price in a number of different ways, including: (i) in cash or by check at the time the option is exercised, or (ii) in the discretion of the Board: (1) by delivery to the Company of other Common Stock, (2) pursuant to a "same day sale" program to the extent permitted by law, (3) by any other form of consideration permitted by law, or (4) by some combination of the foregoing. Unless there is a provision to the contrary in the individual optionholder's stock award agreement, payment for Common Stock pursuant to an option may only be made in the form of cash, check or pursuant to a "same day sale" program. The vesting of options generally will be determined by the Board.

        If an optionholder's continuous service terminates for any reason other than disability, death or misconduct he or she will generally have three months from the date of such termination to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise. If an optionholder's continuous service terminates as a result of disability or death, he or she will generally have twelve months in the case of disability and eighteen months in the case of death for his or her estate to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise. If an optionholder's continuous service is terminated for misconduct, his or her option will immediately terminate, unless his or her option agreement provides otherwise. However, in no event may the optionholder exercise an option past the expiration of its term as set forth in the option agreement. The term of each option granted under the Incentive Plan will generally be ten years from the date of grant.

        Automatic Awards to Non-Employee Directors.    The Incentive Plan provides that in addition to any other awards that non-employee directors may be granted, non-employee directors will automatically be granted restricted stock bonuses as follows:

  •
  Initial award of 5,000 shares of restricted stock. Such shares will vest over a four year period.

  •
  Annual award of restricted stock will be equal in value to fifty percent of the Director's annual fee. The shares will vest on the first anniversary of grant.

        Terms and Conditions of Restricted Stock Bonuses and Performance Share Bonuses.    Restricted stock bonuses and performance share bonuses are grants of shares of Common Stock not requiring the payment of any monetary consideration by a Participant (except as may be required by the General Corporation Law of the State of Delaware). The vesting of restricted stock bonuses may be based on a Participant's continuous service or the achievement of performance criteria. The vesting of performance share bonuses will always be based on the achievement of performance criteria. Restricted stock bonuses that vest based solely on a Participant's continuous service will not fully vest in less than two years. Restricted stock bonuses that vest based solely on a Participant's performance will not fully vest in less than one year. In the event a Participant's continuous service terminates, all unvested shares under these awards shall be reacquired by us at no cost to us.

        Terms and Conditions of Restricted Stock Purchase Rights.    Restricted stock purchase rights entitle a Participant to purchase shares of Common Stock that are subject to restrictions determined by the Board. The purchase price is determined by the Board and will not be less than 100% of the fair market value per share of Common Stock on the date the stock award is made or at the time the purchase is consummated. The purchase price of Common Stock acquired pursuant to a restricted stock purchase right will be paid by a Participant either in cash or by check at the time of purchase, or at the discretion of the Board, according to a deferred payment or other similar arrangement to the extent permitted by law. The Board shall determine the criteria under which shares of Common Stock under a restricted stock purchase right agreement may vest.

        Terms and Conditions of Stock Appreciation Rights.    The Board may grant stock appreciation rights independently of or in connection with an option grant. The base price per share of a stock appreciation right will be at least 100% of the fair market value per share of underlying Common Stock on the date of grant. Each stock appreciation right entitles a Participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one share of Common Stock over (2) the base price, times (b) the number of shares of Common Stock covered by the stock appreciation right being redeemed. To the extent a stock appreciation right is granted concurrently with an option grant, the redemption of the stock appreciation right will proportionately reduce the number of shares of Common Stock subject to the concurrently granted option. Stock appreciation rights may be paid in shares of Common Stock, cash or a combination thereof in the Board's discretion.

        Terms and Conditions of Phantom Stock Units.    A phantom stock unit is the right to receive the value of one share of Common Stock, redeemable upon terms and conditions set by the Board. Distributions upon redemption of phantom stock units may be in shares of Common Stock valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the Board in its sole discretion.

        Terms and Conditions of Restricted Stock Units and Performance Share Units.    The Board also may award restricted stock units and performance share units, both of which entitle a Participant to receive the value of one share of Common Stock per unit at the time the unit vests. Holders of restricted stock units or performance share units are not entitled to dividend equivalents unless provided by the Board at the time of grant. The Board has discretion to provide that a Participant pay for restricted stock units or performance share units with cash or other consideration permissible by law. The vesting of restricted stock units may be based on a Participant's continuous service or the achievement of performance criteria. The vesting of performance share units will be based on the achievement of performance criteria. Restricted stock units may vest based solely on either a Participant's continuous service or performance criteria. Restricted stock units that vest based solely on the achievement of performance criteria will not vest fully in less than one year. In the event a Participant's continuous service terminates, the unvested portion of any restricted stock unit or performance share unit will expire immediately. To the extent permitted by the Board in a restricted stock unit or performance share unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of such restricted stock units or performance share units if such election complies with the procedures established by applicable law.

        Terms and Conditions of Cash Awards.    The Board also may grant cash awards and the vesting of such cash awards may be based on the achievement of performance criteria.

        Performance Criteria.    Performance criteria under the Incentive Plan with respect to awards intending to qualify as performance-based awards under 162(m) of the Internal Revenue Code include (i) earnings, (ii) net income, (iii) operating income, (iv) operating profit, (v) cash flow, (vi) stockholder returns, (vii) return measures, (viii) earnings before or after either (or any combination of) interest, taxes, depreciation or amortization, (ix) gross revenues, (x) common stock share price, (xi) reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units, (xii) market share, (xiii) annual net income to common stock, (xiv) earnings per share, (xv) annual cash flow provided by operations, (xvi) changes in annual revenues, (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets and goals relating to acquisitions or divestitures, (xviii) sales, (xix) costs, (xx) results of customer satisfaction surveys, (xxi) service reliability, (xxii) operating and maintenance cost management, and/or (xxiii) achievement of business or operational goals such as market share and/or business development.

        Acceleration of Awards.    The Board shall have the power to accelerate exercisability and/or vesting of any award granted pursuant to the Incentive Plan upon a Change of Control (as defined below) or upon the death, disability or termination of continuous service of a Participant, notwithstanding any provision in any award agreement to the contrary.

        Adjustment.    The maximum number of shares of Common Stock subject to the Incentive Plan, the maximum number of shares of Common Stock that can be granted to an employee during any fiscal year pursuant to incentive stock options, non-qualified stock options, or stock appreciation rights, and the number of securities or other property and exercise or base price of securities or other property subject to outstanding stock awards, will be appropriately and proportionally adjusted by the Board on account of mergers, consolidations, reorganizations, recapitalizations, reincorporations, stock splits, spin-offs, stock dividends, extraordinary dividends and distributions, liquidating dividends, combinations or exchanges of shares, changes in corporate structure or other transactions in which the Company does not receive any consideration (except that conversion of convertible securities of the Company shall not be treated as a transaction in which the Company does not receive any consideration). Subject to any required action by the stockholders, the Board shall make such adjustments and the Board's determinations with respect to any adjustment will be final, binding and conclusive.

        Effect of Change of Control.    In the event of a Change of Control (as defined below), other than a dissolution or liquidation of the Company, the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity (a) assume or continue all or any part of the awards outstanding under the Incentive Plan or (b) substitute substantially equivalent awards for those outstanding under the Incentive Plan. If the outstanding awards will not be so continued, assumed, or substituted, then with respect to stock awards held by Participants whose continuous service has not terminated, the Board in its discretion may (1) provide for payment of a cash amount in exchange for the cancellation of the stock awards, (2) continue the stock awards, or (3) terminate the stock awards upon the consummation of the Change of Control, but only if Participants have been permitted to exercise or redeem any portion of (including, at the discretion of the Board, any unvested portion of) any option, stock appreciation right, phantom stock unit, restricted stock unit or performance share unit at or prior to the Change of Control. In the event of a Change of Control involving dissolution or liquidation of the Company, all outstanding stock awards will terminate immediately prior to such dissolution or liquidation.

        "Change of Control" means the occurrence of any of the following: (a) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, (b) a merger, consolidation or similar transaction involving the Company, (c) any person or group is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise, (d) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are either (i) Directors of the Company as of the date the Plan first becomes effective, or (ii) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described above or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company or (e) a dissolution or liquidation of the Company.

        Amendment and Termination of the Incentive Plan.    The Board may amend, suspend or terminate the Incentive Plan in any respect and at any time, subject to stockholder approval, if such approval is required by applicable law or stock exchange rules. Further, any amendment or termination of the Incentive Plan will not materially impair the rights of any Participant with respect to any stock awards already granted to such Participant without such Participant's consent.

        Effective Date; Term of the Incentive Plan.    The 2007 Plan became effective on May 24, 2007 immediately upon its approval by the Company's stockholders at the 2007 Annual Meeting of Stockholders. Unless earlier terminated by the Board, the 2007 Plan will terminate on May 23, 2017, the day before the tenth anniversary of the date that the 2007 Plan is adopted by the stockholders. If the amendment and restatement of the 2007 Plan as the Incentive Plan is approved by the stockholders at the 2015 Annual Meeting of Stockholders, unless earlier terminated by the Board, the Incentive Plan will terminate on May 28, 2020.

Tax Consequences of the Incentive Plan

        The following discussion of the federal income tax consequences of the Incentive Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the Incentive Plan or of awards granted thereunder.

        Options:    An optionholder is not taxed when a non-qualified stock option is granted. On exercise, however, the optionholder recognizes ordinary income equal to the difference between the option's exercise price and the fair market value of the underlying Common Stock on the date of exercise. Any gain (or loss) on subsequent disposition of the shares of Common Stock acquired through exercise of an option is long-term capital gain (or loss) if the shares are held for at least one year following exercise. When an incentive stock option is granted, an optionholder is not taxed on the grant of such option. Upon exercise, the optionholder does not recognize ordinary income and the Company is not entitled to an income tax deduction. The optionholder, however, must treat the excess of fair market value of the underlying Common Stock on the date of exercise over the option's exercise price as an item of adjustment for purposes of the alternative minimum tax. If the optionholder disposes of the underlying Common Stock after the optionholder has held the Common Stock for at least two years from the date of grant and one year after the incentive stock option was exercised, the amount the optionholder receives upon the disposition over the exercise price is treated as long-term capital gain for the optionholder. If the optionholder makes a "disqualifying disposition" of the underlying Common Stock by disposing of the Common Stock before it has been held for at least two years after the date of grant and one year after the date the incentive stock option was exercised, the optionholder recognizes ordinary income equal to the excess of the fair market value of the underlying Common Stock on the date of exercise over the option's exercise price. The Company generally is entitled to an income tax deduction equal to the ordinary income recognized by the optionholder for the Company's taxable year that ends with or within the taxable year in which the optionholder recognized such ordinary income.

        Stock Appreciation Rights and Phantom Stock Units:    The grant of a stock appreciation right or phantom stock unit generally is not a taxable event for a Participant or the Company. Upon redemption of the stock appreciation right or vesting of the phantom stock unit, the Participant generally will recognize ordinary income equal to the amount of cash and/or the fair market value (as of the date of receipt) of shares received. The Company will be entitled to a tax deduction in the same year and for the same amount of ordinary income recognized. If the stock appreciation right is settled in shares, the Participant's subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the Participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the recipient held the shares for more than one year.

        Restricted Stock Bonuses, Performance Share Bonuses, Restricted Stock Purchase Rights, Restricted Stock Units and Performance Share Units:    Recipients of restricted stock bonuses, performance shares bonuses, restricted stock purchase rights, restricted stock units and performance share units do not recognize income at the time of the grant of such awards (unless, in the case of the grant of restricted stock bonuses and performance share bonuses or the purchase of shares under a restricted stock purchase right, the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant or exercise, as applicable). However, upon payment to Participants of shares of Common Stock with respect to stock units or upon the lapse of restrictions with respect to restricted stock, Participants generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

        Section 162(m) and Performance-Based Compensation:    As a public company, the Company is subject to the tax-deduction rule of Section 162(m) of the Internal Revenue Code (applicable to compensation in excess of $1 million paid to certain of the Company's executive officers during any year). The Incentive Plan includes a limitation on the number of shares that may be granted subject to awards made to an employee during any year to permit, but not require, the Company to qualify certain awards granted under the Incentive Plan as performance-based compensation under Section 162(m). The Section 162(m) stock limit in the Plan is 200,000 shares for an employee per fiscal year. Under the Incentive Plan, there is a limit of four million dollars cash award for an employee during a year. Stock options issued under the Incentive Plan will generally qualify as performance-based compensation with an exercise price equal to at least the fair market value of the underlying stock on the date of grant, while stock awards with service based vesting will generally not qualify as performance-based compensation, and therefore compensation amounts arising in connection with stock units and stock awards with service based vesting may be subject to the Section 162(m) tax deduction rule.

        Awards granted under the Incentive Plan may (but are not required to) be structured to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. To qualify, stock options and other awards must be granted under the Incentive Plan by a committee consisting solely of two or more outside directors (as defined under Section 162 regulations) and satisfy the Incentive Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. For awards other than stock options and stock appreciation rights to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Incentive Plan, as established and certified by a committee consisting solely of two or more outside directors. In addition, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the stockholders. For purposes of Section 162(m) of the Internal Revenue Code, the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the Incentive Plan, each of these aspects is discussed above, and stockholder approval of the Incentive Plan is intended to constitute approval of each of these aspects of the Incentive Plan for purposes of the approval requirements of Section 162(m). The Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Internal Revenue Code.

Incentive Plan Benefits

        No options or stock appreciation rights have been granted under the 2007 Plan. The effectiveness of the amendment and restatement of the 2007 Plan as the Incentive Plan is dependent on receiving stockholder approval. The granting of awards under the Incentive Plan to employees and consultants is generally discretionary, and we cannot now determine the number or type of award to be granted in the future to any particular person or group of employees except that the Board has approved an award of 125,000 restricted stock units to Mr. Charles F. Willis, IV as Chief Executive Officer contingent on the approval of the Incentive Plan by the stockholders. The granting of restricted stock bonuses to non-employee directors will be non-discretionary as described above in the section entitled "Automatic Awards to Non-Employee Directors." In addition, non-employee directors are eligible for discretionary grants of awards.

Amended Plan Benefits

2007 Incentive Plan

        The table below provides information regarding the determinable benefits to be awarded under the Incentive Plan to Mr. Charles F. Willis, IV as Chief Executive Officer and an estimate of the aggregate value of non-discretionary grants to four non-employee directors for five years, assuming the closing price of Company stock on the day of grant is $18.88.

Name and Position	Number of Restricted Stock
Charles F. Willis, IV, Chief Executive Officer	125,000
Non-executive director group	79,450

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE WILLIS LEASE FINANCE CORPORATION 2007 INCENTIVE STOCK PLAN.

 Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plans Not Approved by Stockholders:
None	n/a	n/a	n/a
Plans Approved by Stockholders:
Employee Stock Purchase Plan	—	n/a	30,286
1996 Stock Option/Stock Issuance Plan*	49,000	$9.20	—
2007 Stock Incentive Plan	—	n/a	18,096
Total	49,000	$9.20	48,382

*
Plan expired

  The 1996 Stock Option/Stock Issuance Plan and the 2007 Stock Incentive Plan were approved by security holders. The 2007 Stock Incentive Plan authorized 2,000,000 shares of common stock. 2,117,272 shares of restricted stock were granted under the 2007 Stock Incentive Plan by December 31, 2014. Of this amount, 135,368 shares of restricted stock were withheld or forfeited and returned to the pool of shares which could be granted under the 2007 Stock Incentive Plan resulting in a net number of 18,096 shares which were available as of December 31, 2014 for future issuance under the 2007 Incentive Plan.

EXECUTIVE OFFICERS OF WILLIS LEASE FINANCE CORPORATION

        Our executive officers as of December 31, 2014 were the individuals listed below. Ms. Webber ceased to be an executive officer as of February 1, 2015 but currently continues as an employee.

Name	Age*	Positions and Offices
Charles F. Willis, IV**	66	Chief Executive Officer
Donald A. Nunemaker	67	President
Bradley S. Forsyth	49	Senior Vice President and Chief Financial Officer
Dean M. Poulakidas	46	Senior Vice President, General Counsel and Corporate Secretary
Judith M. Webber	64	Senior Vice President, Technical Services

*
Age as of April 15, 2015.

**
See business experience background under "Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors."

        Donald A. Nunemaker has been with us since July 1997 and currently serves as our President. Prior to his appointment as President, he served as General Manager—Leasing until July 2011, as Chief Operating Officer until September of 2006, and prior to that as Chief Administrative Officer until March 2001. Mr. Nunemaker also served on our Board of Directors from June to November 2000. Mr. Nunemaker is responsible for managing our day-to-day operation and has been extensively involved in the equipment leasing industry since 1973. From 1995 to 1996, Mr. Nunemaker was President and CEO of LeasePartners, Inc., a leasing company based in Burlingame, California, which was acquired in 1996 by Newcourt Credit Group. From 1990 to 1994, Mr. Nunemaker was Executive Vice President of

Concord Asset Management, Inc., an aircraft and computer leasing subsidiary of Concord Leasing, Inc., which was owned by the HSBC Group. Before joining Concord in 1990, Mr. Nunemaker was President and CEO of Banc One Leasing Corporation of New Jersey. Prior to that he spent thirteen years with Chase Manhattan Leasing Company in a variety of senior line and staff positions. Mr. Nunemaker has a Master of Business Administration degree from Indiana University.

        Bradley S. Forsyth, who currently serves as our Senior Vice President and Chief Financial Officer, joined us in January 2007, bringing more than 14 years of experience in the finance and aviation industries. Mr. Forsyth is responsible for the capital markets, finance, treasury, accounting, risk management and systems functions of the Company. Prior to joining Willis Lease, from 1994 to 2006 he served as Vice President of Finance for Standard Aero, an international aviation maintenance, repair and overhaul services provider, providing financial management support to nine business units with $800 million in annual sales. Prior to that, he was with PriceWaterhouse (now PricewaterhouseCoopers) practicing in their audit and tax departments. He is a Chartered Accountant and graduated from the University of Manitoba with a Bachelor of Commerce degree.

        Dean M. Poulakidas joined Willis Lease in September 2011 and currently serves as our Senior Vice President, General Counsel and Secretary. Prior to his appointment as General Counsel, he served as Senior Counsel until March 31, 2013. Formerly, Mr. Poulakidas was Vice President and Corporate Counsel with International Lease Finance Corporation (ILFC), where he managed a wide variety of aviation transactions working with airlines, manufacturers, purchasers, financiers, service providers and aviation authorities in many jurisdictions. Prior to ILFC, he was a corporate attorney at Pillsbury Madison & Sutro, where his transactional experience included international and domestic joint ventures, mergers and acquisitions. Mr. Poulakidas earned his undergraduate degree from the University of California at Los Angeles, his masters from Columbia University and his law degree from the University of California's Hastings College of Law in San Francisco.

        Judith M. Webber was our Senior Vice President, Technical Services until February 1, 2015 when she continued her employment with us but stepped down from such role as part of the transition of such role to Anthony Spaulding. Ms. Webber has been with us since 1996. Immediately prior to joining us, she was Powerplant Technical Services Manager at Hawaiian Airlines for 9 years. Ms. Webber also worked for a number of years in the Canadian high arctic and northern Canada. Additionally Ms. Webber spent time working in the Caribbean as Chief Engineer for a local airline and also served for 2 years as an Airworthiness Inspector for Transport Canada. Ms. Webber currently has more than 46 years' experience in aircraft and engine maintenance, ranging from widebody aircraft and engines to small turbo props. She holds an FAA Airframe and Powerplant certificate and previously held both Transport Canada and British CAA Aircraft Maintenance Engineer licenses. Ms. Webber started her aviation career by serving as an Aircraft Propulsion Technician in the Royal Air Force.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 10, 2015 by: (i) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock; (ii) each Director; (iii) each officer listed in the Summary Compensation Table; and (iv) all Directors and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or director is c/o Willis Lease Finance

Corporation, 773 San Marin Drive, Suite 2215, Novato, CA 94998. As of April 10, 2015 we had 8,259,658 shares of common stock, $0.01 par value, issued and outstanding.

	Common stock(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
Charles F. Willis, IV	2,733,946	(2)	32.90%
Austin C. Willis	89,112	(3)	1.08%
Donald A. Nunemaker	85,534		1.04%
Bradley S. Forsyth	58,363		*
Judith M. Webber	49,169		*
Dean M. Poulakidas	39,352		*
Hans Joerg Hunziker	11,935		*
Robert T. Morris	6,459		*
Robert J. Keady	5,000		*
W. William Coon, Jr.	0		*

All Directors and Executive Officers as a group (10 persons)	3,078,870		37.08%
Dimensional Fund Advisors Inc.	745,402	(4)	9.02%
Rutabaga Capital Management LLC	551,598	(5)	6.68%

*
Less than one percent of our outstanding common stock.

(1)
Except as indicated in the footnotes to this table, the stockholders named in the table are known to us to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes common stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after April 10, 2015, including, but not limited to, upon the exercise of an option.

(2)
Includes 2,134,148 shares held by CFW Partners, L.P., a California limited partnership, of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and an eighty percent (80%) interest as a limited partner. A trust for the benefit of Austin C. Willis holds the remaining nineteen percent (19%) interest as a limited partner. Also includes (i) 6,338 shares held under an account in the name of Charles F. Willis, V for which Mr. Willis is the custodian; (ii) 1,176 shares held under an account in the name of Charlotte Montresor Willis; (iii) 824 shares held under an account in the name of Courtney Brown C/T Justin Young Brown UTMA; and, (iv) 542,460 shares held by Mr. Willis in his individual capacity, which include (v) 91,000 shares pledged and (vi) 49,000 options to purchase shares at an exercise price of $9.20.

(3)
50,000 shares pledged.

(4)
Based on Schedule 13G filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 2, 2015. Dimensional Fund Advisors LP's mailing address is Palisades West, Building One, 6300 Bee Cave Rd., Austin, TX 78746.

(5)
Based on Schedule 13G filed by Rutabaga Capital Management with the Securities and Exchange Commission on February 12, 2015. Rutabaga Capital Management's mailing address is 64 Broad Street, 3rd Floor, Boston, MA 02109.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Directors, executive officers and holders of more than ten percent of our common stock are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file.

        Based upon review of the copies of such reports furnished to us and written representations from our officers and Directors for the fiscal year ended December 31, 2014, we believe that during the fiscal year ended December 31, 2014 and through April 15, 2015, that the following executive officers filed the following late reports: Mr. Charles F. Willis, IV—one late report with respect to two 2012 transactions; and Mr. Forsyth—one late report with respect to two 2013 transactions.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the material elements of our compensation program for Named Executive Officers. The Compensation Committee of the Board of Directors (the "Compensation Committee") oversees the design and administration of our executive compensation programs. The Compensation Committee is currently comprised of three independent Directors: Hans Joerg Hunziker (Chair), Robert J. Keady and Robert T. Morris. Robert J. Keady replaced W. William Coon, Jr. upon Mr. Coon's resignation effective February 23, 2015. The Compensation Committee meets formally at least twice per year, and more often if needed. Each meeting includes an executive session with no member of management present. The Compensation Committee's charter is available on the Company's web site (www.willislease.com).

2014 Performance Overview

        The Company took a variety of steps in expanding and developing its business and positioning the Company for future growth. The Company performed well in 2014, significantly increasing profitability from 2013, and executing on a number of strategies to capitalize on future growth opportunities. Set forth below are some of our more notable accomplishments for 2014:

  •
  Grew the lease portfolio to $1.3 billion, an increase of 4% from last year;

  •
  Increased the size of the engine lease portfolio of the Willis Mitsui joint venture by more than $38 million;

  •
  Further integrated Willis Aeronautical Services, Inc., providing end-of-life solutions for aviation materials and services related to aircraft engines;

  •
  Expanded the Company's revolving credit facility to $700 million to support growth in the lease portfolio and extended the term of that facility to June 4, 2019;

  •
  Increased the Company's share price more than 23.73% in the year ending December 31, 2014 and at an annualized rate of over 28.33% per year over the past five years ending December 31, 2014; and

  •
  Entered into a joint venture agreement with China Aviation Supplies Import & Export Corporation to form a Shanghai Free Trade Zone entity, CASC Willis Engine Lease Company, initially focused on the growing engine leasing market in China.

Results from Our Stockholder Advisory Vote

        The Compensation Committee carefully considers feedback from the Company's stockholders regarding the Company's executive compensation program, including the results of the stockholders' advisory vote on executive compensation at the 2014 annual meeting which was approved by more than 85% of the votes cast. In accordance with the preference which received the most votes cast at the 2011 annual meeting among the alternatives regarding the frequency of future advisory votes on executive compensation, the Board decided that future advisory votes on executive compensation would be submitted to stockholders every three years. Stockholders will next have an advisory vote on executive compensation as well as a vote on the preferred frequency of future advisory votes on executive compensation at the 2017 annual meeting of stockholders. Stockholders are invited to express their views to the Board regarding executive compensation as well as other matters as described in this proxy statement under the heading "Communications with the Board".

Compensation Philosophy and Objectives

        The objectives of our compensation programs are to attract and retain high performing executives, to provide a substantial link between the Company's performance and executive pay, and to provide stockholders with a superior rate of return. It is the Compensation Committee's philosophy to link the Named Executive Officers' compensation to corporate performance. The individual elements of compensation are addressed differently. Base salaries should be sufficiently competitive to attract and retain highly capable executives; annual incentive bonuses are intended to reward meeting budgeted earnings and other established goals each year; long-term incentives, now primarily in the form of grants of restricted stock, are intended to align executive and stockholder interest, reward long term growth of revenues and earnings, and provide an incentive for key executives to stay with the organization over the long term.

        The charts below show that a significant portion of our CEO's and approximately half of our other Named Executive Officers' ("NEOs") target total direct compensation (current salary, target annual cash incentives, and most recent long-term equity awards) is variable, "at-risk" or focused on long-term results ("at-risk" actual compensation as a percentage of total actual direct compensation is lower due to the limited bonus payments made in 2014). "At-risk" pay is tied to the achievement of corporate and individual performance or share price performance.

Compensation Committee Process for Establishing Pay

        The Compensation Committee retains compensation consultants from time to time to evaluate executive compensation levels and advise on specific programs. Those compensation consultants report directly to the Compensation Committee. During 2014, the Compensation Committee retained Pearl Meyer & Partners ("Pearl Meyer") to advise on various compensation issues. Pearl Meyer has provided the Compensation Committee information regarding its independence as an advisor, including the fact that it has no other contract or business relationship with Willis Lease, and the Compensation Committee took that information into account in concluding that there was no conflict of interest within the meaning of Rule 10C-1 under the Securities Exchange Act of 1934 affecting Pearl Meyer's independence.

        The base salary, annual incentive compensation and long-term incentive compensation of the Named Executive Officers are determined in part by the Compensation Committee reviewing data on prevailing compensation practices of comparable companies with whom we compete for executive talent and evaluating such information in connection with our corporate goals and compensation practices. The Compensation Committee considers various sources of data when determining executive compensation levels, including compensation data from a sampling of public companies and public compensation surveys.

        However, it is difficult to determine a precise peer group of publicly held companies because the vast majority of the Company's direct competitors are business units within much larger corporations, such as General Electric, United Technologies and Bank of Tokyo Mitsubishi, such that the heads of the leasing divisions do not appear in proxy statements as Named Executive Officers. Other direct competitors are internationally based, where compensation programs are not comparable due to the fact that components of compensation are often driven by the cultural norms and local tax implications. In 2014, the Compensation Committee, with the assistance of Pearl Meyer, reviewed the approach to identify companies for compensation comparison ("Comparator Companies") to supplement the Committee's understanding of compensation policies and practices of aviation leasing and finance competitors. In selecting the public companies for inclusion as Comparator Companies, the following factors were considered: a more analogous range of annual revenues ($30 million to $600 million), business operation (leasing, distribution, or support services), and location. For fiscal year 2014 the Comparator Companies include:

AeroVironment, Inc.	Infinera Corporation	Nuverra Environmental Solutions, Inc.
Air Transport Services Group, Inc.	KVH Industries Inc.	P.A.M. Transportation Services, Inc.
CAI International Inc.	LMI Aerospace Inc.	Patriot Transportation Holding, Inc.
Consumer Portfolio Services, Inc.	Marlin Business Services Corp.	Regional Management Corp.
Electro Rent Corporation	McGrath Rentcorp	SIFCO Industries Inc.
Erickson Incorporated	Medallion Financial Corp.	Spartan Motors Inc.
General Finance Corporation	Mitcham Industries Inc.
Heartland Express, Inc.	Mobile Mini, Inc.

        Our general guideline is to provide a total compensation opportunity that is reasonable. The Compensation Committee does not seek to specifically benchmark compensation based upon the sample companies reviewed nor does the Compensation Committee employ any other formulaic process in making compensation decisions. Rather the Compensation Committee uses its subjective judgment based upon a review of all information, including an annual review for each officer of his or her level of responsibility, contributions to our financial results and our overall performance. The Compensation Committee makes a generalized assessment of these factors and this information is not weighted in any specific manner. Actual compensation packages may vary based on the Compensation Committee's and Mr. Willis' subjective evaluation of each executive's performance and potential as well as the Company's overall financial position and performance.

Governance of Compensation Programs

        Our Chief Executive Officer, in conjunction with human resources, develops recommended annual salaries, incentive targets and long-term incentive compensation for the Named Executive Officers. After reviewing the survey and peer group information described above under "Compensation Philosophy and Objectives" and the market information provided by the Compensation Committee's outside consultant, the Compensation Committee determines in its subjective judgment the annual salaries, incentive targets and long-term incentive compensation for the Named Executive Officers.

Elements of Compensation

        Each element of compensation has a different purpose, although in combination they are intended to make sure that Willis Lease has a competitive compensation package that attracts top talent and provides incentives that encourage a high level of short- and long-term performance for the benefit of stockholders. The Compensation Committee looks at these elements both individually (to ensure that each element is achieving its objective) and collectively (to ensure that the total compensation package is competitive). Components of the total executive compensation package, the details of which are discussed below, generally include (i) base salary, (ii) annual incentive compensation in the form of cash bonuses, (iii) long-term incentive compensation in the form of restricted stock, (iv) participation in the Company's employee stock purchase plan and other employee benefit plans and programs, and (v) in some cases, severance payments to be made upon an employment termination or change of control of the Company.

        The Compensation Committee's subjective determinations for 2014 compensation took special note of Named Executive Officers' contribution to the transactions and other strategic initiatives set forth in the "2014 Performance Overview" above.

        Base Salary:    Each officer's base salary is set on the basis of the Compensation Committee's assessment of salary levels in effect for comparable positions in the labor market, the officer's personal performance, and considerations of any special internal responsibilities. Specifically, as the Company is different in some respects from the other industrial and financial companies in the survey samples, and as to some degree responsibilities of the Company's executive officers differ from those in typical companies, the Compensation Committee gives some consideration to internal responsibilities when determining salaries. The weight given to these various factors may vary from individual to individual.

        Base salaries are reviewed annually each year after updated peer company salary information becomes available, and adjustments are made in accordance with the factors described above. Base salary increases depend in part on market competitiveness, time in position, individual performance and growth during the year, and expected future performance. For 2013, Mr. Willis received increases to his annual salary to reflect his ongoing excellent performance and efforts in furtherance of certain key transactions undertaken by the Company during 2014 with a view towards placing the Company in an improved strategic position in the coming years. There were no increases in base salaries for the other executive officers in 2013, except for the increase to Mr. Poulakidas' salary in connection with his promotion. In 2014, Messrs. Nunemaker's, Forsyth's and Poulakidas' salaries were increased for 2014 to reflect ongoing excellent performance and to keep those salaries competitive.

        Annual Incentive Compensation:    Target bonus percentages for each of the Named Executive Officers started with the target bonus percentage set forth in their respective employment agreements, which percentages were determined in part by compensation negotiations at hire and in part by evaluating target incentive levels in the prevailing market. (See "Compensation Philosophy and Objectives".) The employment agreement for Messrs. Willis, Forsyth, and Poulakidas provide for target bonus percentages of 100%, 60%, and 50%, respectively. Mr. Nunemaker's target bonus percentage has fluctuated over the course of his employment with the Company depending on his position at the time. It became 75% upon his promotion to President in July 2011 and was increased to 85% for 2014. Ms. Webber's target bonus percentage is 30%.

        The Company established a Company-wide bonus plan for 2014 based on an aggressive overall return on equity goal. The 2014 bonus pool was to be determined based on return on equity and then 50% of such pool was to be allocated in proportion to target bonuses and the other 50% of the pool was to be allocated based on individual contributions. No bonuses became payable under the plan for 2014, as the plan's threshold pre-tax return on equity of 5% was not achieved.

        Because of the performance of the Company as reflected above, the Compensation Committee determined to provide bonuses for the 2014 year based on their subjective judgment after receiving input regarding executive performance and recommendations from the Chief Executive Officer with respect to executives other than the Chief Executive Officer. Based upon the Chief Executive Officer's recommendations and other reports from management about each such individual's contribution to the Company's performance during 2014, the Compensation Committee made the ultimate determination in their subjective judgment as to the recipients and the amounts of such annual incentive bonuses. The Compensation Committee considered numerous quantitative and qualitative factors in a subjective manner, including:

  •
  General economic and marketplace conditions;

  •
  Long-term strategy development and other specific accomplishments that are important to the long-term health of the Company, including the increase and extension of the Company's revolving credit facility and formation of a Chinese joint venture;

  •
  Innovation in the products and services that the Company can offer its customers;

  •
  Maintenance and development of customer and vendor relationships;

  •
  Future Company leader development; and

  •
  Effectiveness of the executive team as a group.

        Historically, bonus payments have been moderate as a percent of salary. Since 2012, no current Named Executive Officer has received a bonus which was more than 55% of salary in any given year, and annual incentives or bonuses have averaged approximately 30% of salary for the Named Executive Officers overall.

        Long-term Incentive Compensation:    To reward executives for the long-term growth in the value of the Company's shares, the Compensation Committee also makes long-term incentive grants annually. Grants of restricted stock awarded to officers, including all Named Executive Officers, are based primarily on competitive grant practices as determined by the Compensation Committee. Also, as explained above, each element of compensation is determined separately and therefore other forms of compensation paid to the Named Executive Officers do not directly influence the amount of long-term incentive compensation that the Company awards.

        The 2007 Incentive Plan, approved by the stockholders, provides the flexibility to grant a variety of types of equity awards to provide long-term incentives to employees. The Compensation Committee's primary type of long-term incentive grants is restricted stock. The Compensation Committee, after consulting with its compensation consultants, has determined that restricted stock is the best vehicle for long-term executive incentives, instead of the stock options previously granted. In the Compensation Committee's judgment, restricted stock reduces the dilution of stockholders' interest by providing similar value with estimated only 1/3 of the number of shares as would be involved in an option grant. The introduction of the requirement to expense option awards for financial statement reporting purposes also makes restricted stock more attractive in both an absolute dollar sense and simplicity in calculating the accounting expense of the grants. The Compensation Committee also believes that restricted stock has a stronger retention value than do options which can expire without providing any incentive benefit. The current expectation is that restricted stock awards will be the primary form of long-term incentives for our executives.

        The Compensation Committee begins its analysis of the value of long-term incentive grants of restricted stock to an executive by applying a multiplier of one to that executive's base salary. In determining the restricted stock grants for 2014 the Compensation Committee took into consideration the Company's outstanding stock price performance over the past year, the achievement of a joint venture agreement with China Aviation Supplies Import & Export Corporation Limited and the

renewal and extension of the Company's revolving credit facility. The Compensation Committee and Mr. Willis then make a subjective overall assessment with respect to the executives (other than Mr. Willis) to determine the appropriate size of restricted stock grants to such executives. The Compensation Committee made a similar subjective assessment with respect to Mr. Willis to determine the appropriate size of his restricted stock grants.

        Employee Stock Purchase Plan:    With the exception of the CEO, whose ownership level precludes his participation under IRS regulations, our Named Executive Officers, as well as all other eligible employees, may purchase Company shares at a discount under the Employee Stock Purchase Plan.

        Under the 1996 Employee Stock Purchase Plan (as amended, the "ESPP") 250,000 shares of common stock have been reserved for issuance. Participants may purchase not more than 1,000 shares or $25,000 of common stock in any one calendar year. Each January 31 and July 31, shares of common stock are purchased with the employees' payroll deductions from the immediately preceding six months at a price per share of 85% of the lesser of the market price of the common stock on the purchase date or the market price of the common stock on the date of entry into an offering period.

        Perquisites and Other Personal Benefits:    The Company provides the NEOs with limited perquisites and other personal benefits in addition to those provided to other employees, including additional life insurance, financial tax planning, personal use of company cars, travel expenses, and spousal travel under limited circumstances. The Company also provided Mr. Willis with relocation assistance in connection with his temporary move to the United Kingdom and reimbursement of his club membership dues. The costs of the perquisites and personal benefits for the NEOs for the fiscal year ended December 31, 2014 are included in the "2014 Summary Compensation Table" in this Proxy Statement.

Executive Stock Ownership

        While the Company promotes share ownership by its executives, and encourages them to acquire shares through the ESPP (in which all eligible executives may participate) and long-term stock incentives in the form of restricted stock, there are currently no specific guidelines for executive stock ownership or requirement for them to hold shares. Including restricted stock awards, the ownership levels of the Named Executive Officers generally significantly exceed the typical ownership guidelines established in the marketplace. For example, our Chairman and Chief Executive Officer, Charles F. Willis, IV, directly owns stock worth more than 10 times his salary, well in excess of typical market guidelines.

Employment Agreements and Severance Payments

        Employment agreements have been entered into with Messrs. Willis, Forsyth, Nunemaker and Poulakidas. In addition to providing for severance as described below, such agreements provide for base salary (subject to increase but not decrease unless part of a salary reduction program affecting all senior executive officers), bonus compensation (as described in the "Annual Incentive Compensation" section of the "Elements of Compensation" portion of the Compensation Discussion and Analysis) and certain benefits. As described in detail below, the employment contracts specify certain severance benefits to be paid in the event of an involuntary termination. Consistent with our compensation philosophy, the Compensation Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the stockholders. To this end, we provide enhanced change of control severance benefits to certain of our executive officers to reduce any reluctance of the executive officers to pursue or support potential change in control transactions that would be beneficial to our stockholders. The agreement to pay such severance resulted from negotiations of employment terms with our Named Executive Officers. For further details, please refer to the section "Termination and Change in Control Payments" elsewhere in this proxy statement. The employment agreements also provide a nondisclosure and non-solicitation of employees covenant for three years after termination of employment (except for Mr. Forsyth whose non-solicitation covenant period is two years after termination of employment). None of the Named Executive Officers are eligible for a tax gross-up of any parachute excise tax in the event of a change in control.

        Ms. Webber is employed pursuant to an offer letter which provides for an annual base salary. She also participates in our annual incentive program with a target bonus opportunity of 30% of her base salary. Ms. Webber is not entitled to any severance benefits or other payments to be made to her upon a termination or change of control.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

        The accounting and tax treatment of the elements of our compensation program is one factor considered in the design of the compensation program. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the federal income tax deduction for certain types of compensation paid to the chief executive officer and the three other most highly compensated executive officers of publicly held companies (other than the principal financial officer) is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The principal requirement is that such compensation must qualify as "performance-based."

        The Compensation Committee considers the impact of this rule when developing and implementing our executive compensation program. However, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Board has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of our compensation programs, including salaries, annual incentive awards, performance awards and grants of restricted stock units, may not qualify as performance-based compensation that is excluded from the limitation on deductibility. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that compensation even if intended to by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) would, in fact, do so.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

        The foregoing report is provided by the following Directors, who constitute the Compensation Committee:

  COMPENSATION COMMITTEE

  Hans Joerg Hunziker, Committee Chair
  Robert T. Morris
  Robert J. Keady

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of the following three independent Directors: Hans Joerg Hunziker (Chair), Robert T. Morris and Robert J. Keady. None of our executive officers currently serves on our Compensation Committee. None of our executive officers is, or was during 2014, serving as a Director of or member of the compensation committee of another entity, one of whose executive officers serves, or served, as a Director of or on our Compensation Committee.

        The following table sets forth certain information with respect to the compensation of our Chief Executive Officer, Chief Financial Officer, the three most highly compensated executive officers other than the CEO and CFO based on total compensation for their services with us in all capacities.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2014

Name and Principal Position(a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Grants ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)		Total ($) (i)
Charles F. Willis, IV,	2014	931,250	—	1,963,000	—	—	690,359	(2)	3,584,609
Chief Executive	2013	875,000	400,000	936,000	—	—	773,044		2,984,044
Officer	2012	825,000	450,000	1,797,800	—	—	545,247		3,618,047
Donald A. Nunemaker,	2014	412,500	—	405,200	—	—	22,978	(3)	840,678
President	2013	375,000	100,000	216,000	—	—	38,131		729,131
	2012	375,000	56,250	550,400	—	—	30,057		1,011,707
Bradley S. Forsyth,	2014	361,250	18,000	202,600	—	—	15,245	(4)	597,095
Senior Vice President	2013	320,000	60,000	72,000	—	—	11,773		463,773
and Chief Financial	2012	320,000	40,000	483,100	—	—	12,317		855,417
Officer
Dean M. Poulakidas,	2014	397,500	20,000	405,200	—	—	24,994	(5)	847,694
Senior Vice President,	2013	300,000	60,000	216,000	—	—	11,674		587,674
General Counsel and	2012	270,000	81,000	—	—	—	8,017		359,017
Corporate Secretary
Judith M. Webber,	2014	248,425	—	—	—	—	11,925	(6)	260,350
Senior Vice President,	2013	223,300	25,000	72,000	—	—	13,484		333,784
Technical Services	2012	223,300	50,000	94,220	—	—	13,103		380,623

(1)
The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 as discussed in Note 12—Stock-Based Compensation Plans—in our report filed on Form 10-K for the fiscal year 2014 filed with the Securities and Exchange Commission.

(2)
Includes (i) a 401(k) matching contribution in the amount of $11,500, (ii) $3,798 for the allocated cost of Mr. Willis' participation in a group life, disability and accidental death and dismemberment policy that covers certain of the Company's executive officers, (iii) $7,478 for an individual accidental death and dismemberment policy for Mr. Willis, (iv) $398,380 for tax-related payments in respect of Mr. Willis' temporary relocation to the United Kingdom (includes $6,844 for tax gross-ups and $391,536 tax equalization payments) which payments were made to address the difference in tax rates between the United States and the United Kingdom, and the following perquisites:

•
$18,244 for spousal travel. This amount is based on the actual cost to the Company;

•
$110 for personal use of a company car. This amount was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use); and

•
$4,674 for three club memberships to facilitate his role as a Company representative in the community. This amount is based on the actual cost to the Company. As of November 2014, Mr. Willis will no longer request reimbursement for these membership fees.

  •
  $30,000 for financial, tax and estate planning services. This amount is based on the actual cost to the Company.

  •
  $216,175 moving reimbursements benefits paid to or on behalf of Mr. Willis in connection with his relocation to the United Kingdom. This amount is based on the actual cost to the Company.

  •
  In addition, Mr. Willis had guests accompany him on the Company's plane on business trips during 2014 with no or de minimis incremental costs.

(3)
Includes (i) a 401(k) matching contribution in the amount of $11,500, (ii) $3,261 for the allocated cost of Mr. Nunemaker's participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company's executive officers, (iii) $7,916 for an individual accidental death and dismemberment policy for Mr. Nunemaker; and (iv) $301 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use).

(4)
Includes (i) a 401(k) matching contribution in the amount of $7,016, (ii) $3,027 for the allocated cost of Mr. Forsyth's participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company's executive officers, and (iii) $5,202 travel bonus.

(5)
Includes (i) a 401(k) matching contribution in the amount of $8,017, (ii) $3,128 for the allocated cost of Mr. Poulakidas' participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company's executive officers, and (iii) $13,849 travel bonus.

(6)
Includes (i) a 401(k) matching contribution in the amount of $9,658, and (ii) $2,267 for the allocated cost of Ms. Webber's participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company's executive officers.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended 2014

		Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (e)	Grant Date Fair Value of Stock and Option Awards ($)(3) (f)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Charles F. Willis, IV	2/20/2014	—		—	25,000	$443,500
	10/1/2014	—		—	75,000	$1,519,500
			$950,000
Donald A. Nunemaker	10/1/2014	—		—	20,000	$405,200
			$361,250
Bradley S. Forsyth	10/1/2014	—		—	10,000	$202,600
			$225,000
Dean M. Poulakidas	10/1/2014	—		—	20,000	$405,200
			$180,000
Judith M. Webber		—	$77,040	—	—	—

(1)
See discussion of 2014 bonus plan in "Compensation of Executive Officers—Compensation Discussion and Analysis—Annual Incentive Compensation," above.

(2)
Reflects restricted stock awards granted in 2014. For additional information, please see "Compensation of Executive Officers—Long-Term Incentive Compensation" above.

(3)
The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 as discussed in Note 12—Stock-Based Compensation Plans—in our report filed on Form 10-K for the fiscal year 2014 filed with the Securities and Exchange Commission.

        The following table sets forth certain information with respect to the outstanding equity awards held by the Named Executive Officers at the end of 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

	Option Awards			Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price($) (c)	Option Expiration Date (d)	Award Grant Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested($) (g)
Charles F. Willis, IV	49,000	$9.20	8/5/2015	4/1/2011	5,332	(1)
				8/11/2011	18,750	(1)
				2/3/2012	35,000	(1)
				11/28/2012	30,000	(1)
				4/9/2013	48,750	(1)
				2/20/2014	25,000	(2)
				10/1/2014	75,000	(3)

					237,832		$5,208,521

Donald A. Nunemaker	—	—	—	4/1/2011	3,522	(1)
				8/11/2011	7,500	(1)
				2/3/2012	12,500	(1)
				11/28/2012	7,500	(1)
				4/9/2013	11,250	(1)
				10/1/2014	20,000	(3)

					62,272		$1,363,757

Bradley S. Forsyth	—	—	—	4/1/2011	1,630	(1)
				8/11/2011	6,250	(1)
				2/3/2012	10,000	(1)
				11/28/2012	7,500	(1)
				4/9/2013	3,750	(1)
				10/1/2014	10,000	(3)

					39,130		$856,947

Dean M. Poulakidas	—	—	—	10/28/2011	2,500	(1)
				4/9/2013	11,250	(1)
				10/1/2014	20,000	(3)

					33,750		$739,125

Judith M. Webber	—	—	—	4/1/2011	2,500	(1)
				8/11/2011	3,125	(1)
				2/3/2012	3,500	(1)
				4/9/2013	3,750	(1)

					12,875		$281,962

(1)
Shares of restricted stock vest in four equal annual installments on each anniversary of the grant date.

(2)
Shares of restricted stock vest in one year from the date of grant.

(3)
Shares of restricted stock vest in three equal annual installments on each anniversary of the grant date.

        The following table sets forth certain information with respect to options exercised by the Named Executive Officer and stock that vested during fiscal year 2014.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended 2014

	Option Awards		Stock Awards
Name of Executive Officer(a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Charles F. Willis, IV	—	—	88,828	$1,788,263
Donald A. Nunemaker	—	—	28,295	$572,683
Bradley S. Forsyth	—	—	21,142	$428,677
Dean M. Poulakidas	—	—	6,250	$130,512
Judith M. Webber	3,750	$73,776	11,125	$224,605

(1)
The amount was calculated based on the difference between the market price of the Company's common stock on the date of exercise and the exercise price.

(2)
The amount was calculated based on the market value of the Company's common stock on the vesting date.

Termination and Change in Control Payments

        Employment contracts for Messrs. Willis, Nunemaker, Forsyth and Poulakidas specify certain severance benefits to be paid in the event of an "Involuntary Termination" (i.e., termination of employment by the Company without cause or resignation by the employee for good reason) and, in the case of Messrs. Nunemaker, Forsyth and Poulakidas, specified severance benefits in the event of an Involuntary Termination within 18 months following a change of control (a "Change of Control Termination"). As discussed above, Ms. Webber is employed by the Company pursuant to an offer letter which does not provide for severance benefits or other payments to be made to her upon a termination or change of control.

        The maximum of these benefits payable to Mr. Willis would represent (i) three times his base salary, plus (ii) a prorated portion of his annual incentives accrued during the year of termination, plus (iii) three times the average annual incentives he earned during the three years prior to his Involuntary Termination, plus (iv) distribution of unpaid deferred compensation, immediate vesting of all stock options and restricted stock, continued payment for three years for club memberships and financial, tax and estate planning, and continued coverage for three years under the Company's employee group benefit plans. Additionally, in the event Mr. Willis is terminated with less than the one year's notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary prorated for the portion of the year for which he did not receive notice. Upon a change of control, Mr. Willis is entitled to immediate vesting of all stock options and restricted stock, whether or not his employment is terminated. In the event that Mr. Willis voluntarily retires, he is entitled to purchase or assume the lease for his company car, to continued payment for his club memberships and financial planning services in accordance with his contract, and to continued coverage under the Company's employee group benefit plans for one year following his retirement.

        The maximum of these severance benefits payable to Mr. Nunemaker would represent (i) one year of his base salary for an Involuntary Termination or 18 months base salary for a Change of Control Termination, plus (ii) a prorated portion of his annual incentives accrued during the year of termination for an Involuntary Termination or Change of Control Termination, plus (iii) in case of an Involuntary Termination, the average annual incentive he earned during the two years prior to his termination, or in case of a Change of Control Termination, one and one half times the average annual incentives earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock, and continued coverage under the Company's employee group benefit plans for one year following an Involuntary Termination, or for 18 months following a Change of Control Termination. Additionally, in the event Mr. Nunemaker is terminated with less than the six months' notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

        The maximum of these severance benefits payable to Mr. Forsyth would represent (i) one year of his base salary for an Involuntary Termination or 18 months base salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company's employee group benefit plans for one year following an Involuntary Termination, or for 18 months following a Change of Control Termination. Additionally, in the event Mr. Forsyth is terminated with less than the one year's notice required by his contract, he is entitled to a lump sum payment equal to one year of his annual base salary.

        The maximum of these severance benefits payable to Mr. Poulakidas would represent (i) six months of his base salary for an Involuntary Termination or one year's salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination, the average annual incentive he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company's employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Poulakidas is terminated with less than the six months' notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

        If any of these payments or benefits would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code, as amended, and would be subject to the Excise Tax imposed by Section 4999 of the Internal Revenue Code, each of Messrs. Willis, Nunemaker, Forsyth and Poulakidas' employment contracts stipulate that payments to each of them will be reduced, to the extent necessary, so that no portion of the payments would be subject to the Excise Tax. This reduction shall only occur if the after-tax net present value of the payments, as so reduced is greater than or equal to the after-tax present value of such payments without such reduction.

        Other than as described above, if a Named Executive Officer ceases to be employed by us because of his or her resignation or retirement (other than for reasons constituting a constructive termination under his or her employment agreement), no severance payments are owed by us.

        The following table shows potential payments to our Named Executive Officers under existing contracts for (i) an Involuntary Termination, and (ii) Change of Control Termination, in each case, on December 31, 2014.

Potential Payments on Involuntary Termination or
Change of Control Termination

	Willis			Nunemaker			Forsyth			Poulakidas		Webber
	Termination	Change		Termination	Change		Termination	Change		Termination	Change	Termination	Change
Severance payment	$2,850,000	$2,850,000		$425,000	$637,500		$375,000	$562,500		$180,000	$360,000	—	—
In lieu of notice	950,000	950,000		212,500	212,500		375,000	375,000		180,000	180,000	—	—
Annual incentives	1,587,723	1,587,723		78,125	117,188		18,000	68,000		20,000	90,500	—	—
Accelerated Vesting of Restricted Stock Awards(1)	5,208,521	5,208,521		1,363,757	1,363,757		756,579	756,579		511,015	511,015	—	—
Accrued Vacation and Sick Pay	146,100	146,100		65,300	65,300		51,500	51,500		55,300	55,300	39,500	39,500
Continued Coverage under all group plans	90,300	90,300		19,100	28,650		25,000	37,500		5,250	10,500	—	—
Club Memberships	24,624	—		—	—		—	—		—	—	—	—
Financial/Tax/Estate Planning	90,000	90,000		—	—		—	—		—	—	—	—

Total Severance Payment	$10,947,268	$10,922,644	(2)	$2,163,782	$2,424,895	(2)	$1,601,079	$1,851,079	(2)	$951,565	$1,207,315	$39,500	$39,500

(1)
The value of the unvested restricted stock awards as of December 31, 2014 was set forth in the Outstanding Equity Awards at Fiscal 2014 Year-End table and based on the Company's closing stock price on December 31, 2014 of $21.90. These values would be the same for both an Involuntary Termination and a Change of Control Termination. The additional aggregate value of equity vesting acceleration as of December 31, 2014 for both an Involuntary Termination and a Change of Control Termination for Mr. Forsyth and Mr. Poulakidas is limited to awards vesting in the two years following termination.

(2)
No adjustment in these numbers was made to reflect any reduction that would have been made so that payments would not trigger a parachute payment excise tax. However if a Change of Control Termination occurred on December 31, 2014, such a reduction may have been necessary.

        The following table summarizes compensation by individual non-employee director for 2014.

DIRECTOR COMPENSATION
For Fiscal Year Ended 2014

Name(a)	Fees Earned or Paid in Cash ($) (b)(1)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(3)	Total ($) (h)
Hans Joerg Hunziker(4)	$146,763	$166,516	—	—	—	$3,575	$316,854
W. William Coon, Jr.	73,289	166,516	—	—	—	8,143	247,948
Robert T. Morris	90,789	166,516	—	—	—	12,818	270,123
Austin C. Willis	73,289	166,516	—	—	—	7,319	247,124

(1)
From January 1 to March 31, each director received $17,875 as a quarterly retainer for service as a director ($71,500 for the year). Beginning April 1, the director's compensation was increased to be $18,750 as a quarterly retainer for service as a director ($75,000 for the year), with the Directors being paid an additional cash amount to reflect the increase that was not issued in restricted stock. For services as chair of the Audit Committee and Compensation Committee, respectfully, Mr. Morris and Mr. Hunziker receive an additional $4,375 quarterly payment ($17,500 for the year).

(2)
The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3)
The increase in the cash retainer fee occurred after the grant of the annual stock awards based. A $3,575 make-up cash payment was made to each non-employee director to take into account that the annual stock award would have been larger if the cash retainer for the entire year had been considered in making the annual stock award grant. The remaining amount in the column reflects actual cost to the Company for spouse or significant other travel with the director: Mr. Coon, $4,568; Mr. Morris, $9,243 and Mr. Austin Willis, $3,744.

(4)
In recognition of the adverse effects of European exchange rates against the U.S. dollar, the Compensation Committee agreed to allow the compensation of European directors to be adjusted based on the rate in effect on their first election to the Board, effective January 1, 2008. This adjustment is paid in cash.

        The unvested restricted stock held by each director is as follows: Mr. Hunziker, 8,802; Mr. Coon, 8,802; Mr. Morris, 8,802; Mr. Willis, 8,802. Under the 2007 Plan each non-employee Board member received a restricted stock grant of 5,000 shares of common stock when they first become a non-employee Board member. In addition each individual who is to continue to serve as an independent director is granted restricted stock worth approximately the same dollar amount as the annual cash retainer. based on the market price of our common stock on the date of the Company's Annual Meeting of Stockholders. Each 5,000 share initial restricted stock grant vests in a series of four successive equal annual installments over the recipient's period of continued service as a Board member measured from the grant date. Each annual restricted stock grant based on the cash annual retainer amount vests in one installment on the recipients' completion of one year of Board service measured from the grant date.

        For involvement with strategic objectives, additional restricted stock grants were made to directors in 2014. On February 20, 2014 each Board member was issued 2,500 shares of restricted stock grant that will vest in one year. On October 1, 2014 each Board member was issued 2,500 shares of restricted stock grant that will vest in three years.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors (the "Audit Committee") oversees our accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three Directors, each of whom is independent as defined by the NASDAQ listing standards and operates pursuant to the Audit Committee Charter which is available on the Company's website (www.willislease.com).

        The Audit Committee reviews our financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP ("KPMG"), the Company's independent registered public accounting firm for 2014, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting.

        In this context, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2014 and KPMG's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 16, as amended (Communication with Audit Committees). KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm's independence. The Audit Committee has concluded that KPMG's provision of audit and non-audit services to the Company is compatible with KPMG's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for 2014 for filing with the SEC. This report is provided by the following independent Directors, who comprise the Audit Committee:

  Robert T. Morris, Audit Committee Chair
  Hans Joerg Hunziker
  Robert J. Keady

 PROPOSAL 3
ADVISORY VOTE ON RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed the firm of KPMG LLP ("KPMG") to audit our 2015 financial statements, and KPMG also served in this capacity in 2014. Although not required by the Company's Bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for fiscal year 2015. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain KPMG or another firm without re-submitting the matter to the Company's stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Billed to Willis Lease by KPMG LLP

        For the 2014 and 2013 fiscal years, fees for services provided by KPMG LLP to us were as follows:

	2014	2013
Audit Fees(1)	$926,654	$727,314
Audit Related Fees	272,142	152,710
Tax Fees(2)	72,256	47,970

	$1,271,052	$927,994

(1)
Audit fees billed to us by KPMG during the 2014 and 2013 fiscal years include the audit of our annual financial statements and quarterly reviews of financial statements included in our quarterly reports on Form 10-Q.

(2)
Fees billed to us by KPMG during 2014 and 2013 for professional services rendered in providing international tax consulting services.

        All fees described above were approved by the Audit Committee.

        The Audit Committee requires that any services to be provided by our auditors must be approved in advance by the Audit Committee. If approval is required before the Committee can act, a single member of the Committee can approve an engagement, subject to ratification by the Committee at its next meeting. All services were pre-approved by the Committee or its Chair.

        KPMG will be at our Annual Meeting. They will have the opportunity to make a statement, if they desire to do so. They will be available to respond to appropriate questions from stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As required by NASDAQ rules, all material discretionary transactions between us and our Directors, executive officers or known principal stockholders (or their respective affiliates) must be approved by the Audit Committee. The Audit Committee does not intend to approve any such transactions unless it believes that they are on terms no less favorable to us than could be obtained from unaffiliated third parties. On June 18, 2009, the Board adopted a formal policy governing the disclosure and approval of related party transactions. That policy is available on the Company's web site (www.willislease.com).

        Prior to 2014, the Company leased equipment to an airline owned by our CEO and Chairman. The Company received lease payments from the airline and recorded revenue totaling $2.1 million and $0.6 million in the years ended December 31, 2013 and 2012, respectively. Our CEO and Chairman no longer owns the airline. In connection with the 2013 sale of its stock to an unrelated third party, the airline prepaid a note to us at a 45% discount of $0.4 million, similar to reductions received by other large creditors. The Company subsequently sold four engines and three aircraft, which had an aggregate net book value of $3.4 million, to the third party for $4.9 million. The $4.9 million proceeds were included in 2013 revenue as follows: Gain on Sale $0.8 million (net of the asset's $3.4 million net book value), Maintenance Reserve Revenue $0.4 million, Lease Rent Revenue $0.4 million and Other Revenue $0.3 million.

        J.T. Power, LLC ("J.T. Power"):    In the ordinary course of business, the Company uses a number of consignment vendors to sell engine parts. Prior to 2014, the Company consigned equipment for part-out to J.T. Power, an entity owned by Austin Willis, the son of our CEO and Chairman, and directly and indirectly, a stockholder and a Director of the Company. Sales of consigned parts under the Consignment agreements were $22,200 and $70,700 for the years ended December 31, 2013 and 2012, respectively. The Consignment agreements provided a minimum guarantee of net consignment proceeds which was converted to a note and had a balance of $1.2 million as of December 31, 2012.

        On November 6, 2013, the Company purchased certain assets of J.T. Power for $5.6 million. A net cash payment of $4.5 million was made to fund the transaction, after deducting amounts owed to the Company, including $0.7 million related to the minimum guarantee remaining under the note and cash received of $0.4 million. Of the $4.5 million cash payment, $1.2 million was paid to various creditors and $3.3 million was paid to the stockholders of J.T. Power.

        As part of the acquisition of certain assets of J.T. Power, we launched Willis Aeronautical Services, Inc. ("Willis Aero"), a wholly-owned subsidiary, whose primary focus is the sale of aircraft engine parts and materials through the acquisition or consignment from third parties of aircraft and engines.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be considered at the 2016 Annual Meeting of Stockholders must, under Rule 14a-8 of the Securities Exchange Act of 1934, be received by us no later than December 31, 2015. Your proposal(s) must be mailed to our executive offices, 773 San Marin Drive, Suite 2215, Novato, California 94998, Attention: Corporate Secretary. Your proposal(s) may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

        Alternatively, under our Bylaws, a proposal or nomination that you do not seek to include in our proxy statement pursuant to Rule 14a-8 may be submitted in writing to our Corporate Secretary for the 2016 Annual Meeting of Stockholders not less than 90 days prior to the first anniversary of the preceding year's annual meeting, unless the date of the 2016 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2015 Annual Meeting. For our 2016 Annual Meeting of Stockholders, this means that your proposal(s) or nomination(s) must be submitted no later than February 28, 2016 (which is 90 calendar days before the anniversary of the 2015 Annual Meeting). If the date of our 2016 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of our 2015 Annual Meeting, you must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to your ownership of our common stock.

 STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

        We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please either contact us at 415-408-4700 or submit your request to Willis Lease Finance Corporation, attention Assistant Secretary, 773 San Marin Drive, Suite 2215, Novato, CA 94998. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us as described above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

OTHER MATTERS

        Our management does not know of any matters to be presented at the 2015 Annual Meeting of Stockholders other than those set forth herein and in the Notice accompanying this proxy statement.

By Order of the Board of Directors,
Charles F. Willis, IV Chairman of the Board

Date: April 26, 2015

ANNEX A

WILLIS LEASE FINANCE CORPORATION
2007 INCENTIVE PLAN

I.     PURPOSES

        1.1    General Purpose.    This Plan will serve as the successor to the Company's 1996 Stock Option/Stock Issuance Plan ("1996 Plan") and seeks to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company as an incentive for them to remain in the service of the Company. Stock awards granted under the 1996 Plan shall continue to be governed by the terms of the 1996 Plan. This Plan is an amendment and restatement of the Willis Lease Finance Corporation 2007 Incentive Stock Plan.

        1.2    Available Awards.    The types of stock awards that may be granted under this Plan include, but are not limited to: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, (ix) Performance Share Units and (x) Stapled SARs. Cash awards may also be granted under this Plan.

        1.3    Eligible Award Recipients.    The persons eligible to receive Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

II.    DEFINITIONS

        2.1   "Affiliate" means a parent or subsidiary of the Company, with "parent" meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and "subsidiary" meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.2   "Annual Grant" shall have the meaning as defined in Section 7.2.

        2.3   "Award" means Stock Award or cash award.

        2.4   "Award Agreement" means an agreement, including a Stock Award Agreement, between the Company and a holder of an Award setting forth the terms and conditions of an individual Award grant.

        2.5   "Beneficial Owner" means the definition given in Rule 13d-3 promulgated under the Exchange Act.

        2.6   "Board" means the Board of Directors of the Company or to the extent applicable, the Committee.

        2.7   "Change of Control" means the occurrence of any of the following events:

            (i)  The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, that will continue the business of the Company in the future;

           (ii)  A merger, consolidation or similar transaction involving the Company;

          (iii)  Any person or group who is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (for the purposes of this clause (iii), a member of a group will not be considered the Beneficial Owner of the securities owned by other members of the group);

          (iv)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Directors who either (i) are Directors of the Company as of the date the Plan first becomes effective pursuant to Article XVI hereof or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) of this Section 2.7, or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company; or

           (v)  A dissolution or liquidation of the Company.

        2.8   "Code" means the Internal Revenue Code of 1986, as amended.

        2.9   "Committee" means a committee of one or more members of the Board (or officers who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.

        2.10 "Common Stock" means the common shares of the Company.

        2.11 "Company" means Willis Lease Finance Corporation, a Delaware corporation.

        2.12 "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

        2.13 "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director, or Consultant is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee to a Consultant or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave, or any other personal leave.

        2.14 "Covered Employee" means the chief executive officer and the three other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act (other than the chief executive officer or chief financial officer), as determined for purposes of Section 162(m) of the Code. Whether an individual is the chief executive officer, or among the three highest compensated executive officers other than the chief executive officer or chief financial officer shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act. To the extent "covered employee" under Section 162(m) of the Code (including, without limitation, by subsequent interpretation or amendment) includes additional individuals with respect to the Company, such additional individuals shall also be Covered Employees for purposes of this Plan.

        2.15 "Designated 162(m) Group" means the group of Employees that includes any person who is or could become a Covered Employee in the determination of the Board.

        2.16 "Director" means a member of the Board of Directors of the Company.

        2.17 "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Awards, "Disability" means physical or mental incapacitation such that for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person's physical or mental incapacitation as to which the person or person's representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Awards.

        2.18 "Employee" means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        2.19 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.20 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no such sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

           (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (iii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        2.21 "Full-Value Stock Award" shall mean any of a Restricted Stock Bonus, Restricted Stock Units, Phantom Stock Units, Performance Share Bonus, or Performance Share Units.

        2.22 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.23 "Initial Grant" shall have the meaning as defined in Section 7.1.

        2.24 "Misconduct" means any of the following: (i) the commission of any act of fraud, embezzlement or dishonesty by the Optionholder or Participant; (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent of Subsidiary); (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider grounds for dismissal or discharge of any Optionholder, Participant or other person in the Service of the Company (or any Parent or Subsidiary).

        2.25 "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        2.26 "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.27 "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.28 "Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

        2.29 "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        2.30 "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        2.31 "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director; or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        2.32 "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

        2.33 "Performance Share Bonus" means a grant of shares of the Company's Common Stock not requiring a Participant to pay any amount of monetary consideration.

        2.34 "Performance Share Unit" means the right to receive the value of one share of the Company's Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units. These Performance Share Units are subject to the provisions of Section 8.7 of the Plan.

        2.35 "Phantom Stock Unit" means the right to receive the value of one share of the Company's Common Stock, subject to the provisions of Section 8.4 of the Plan.

        2.36 "Plan" means this Willis Lease Finance Corporation 2007 Incentive Plan, as amended from time to time.

        2.37 "Restricted Stock Bonus" means the issuance by the Company of Common Stock subject to vesting without any required payment by the award recipient.

        2.38 "Restricted Stock Purchase Right" means the right to acquire shares of the Company's Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Section 8.2 of the Plan.

        2.39 "Restricted Stock Unit" means the right to receive the value of one share of the Company's Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant's agreement. These Restricted Stock Units are subject to the provisions of Section 8.5 of the Plan.

        2.40 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        2.41 "Securities Act" means the Securities Act of 1933, as amended.

        2.42 "Share Reserve" shall have the meaning as defined in Section 4.1.

        2.43 "Stapled SARs" are SARS that are granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying such SARs.

        2.44 "Stock Appreciation Right" ("SARs") means the right to receive an amount equal to the Fair Market Value of one share of the Company's Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

        2.45 "Stock Award" means any Option award, Restricted Stock Bonus award, Restricted Stock Purchases award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, Stapled SARs award, or other stock-based award. These Awards may include, but are not limited to those listed in Section 1.2.

        2.46 "Stock Award Agreement" means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        2.47 "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.  ADMINISTRATION

        3.1    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

        3.2    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

           (ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii)  To amend the Plan or an Award as provided in Section 14 of the Plan.

          (iv)  To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

           (v)  To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board.

          (vi)  To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof.

         (vii)  To determine whether Awards will be adjusted for Dividend Equivalents, with "Dividend Equivalents" meaning a credit, made at the discretion of the Board, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

        (viii)  To establish a program whereby Participants designated by the Board can reduce compensation otherwise payable in cash in exchange for Awards under the Plan.

          (ix)  To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

           (x)  To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

          (xi)  Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

        3.3    Delegation to Committee.

          (i)    General.    The Board may delegate administration of the Plan to a Committee or Committees consisting of one or more members of the Board or one or more officers of the Company who are not members of the Board (to the extent allowed by law), and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee also may exercise, in connection with the administration of the Plan, any of the powers and authority granted to the Board under the Plan, and the Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii)    Committee Composition when Common Stock is Publicly Traded.    At any such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (A) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (B) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Awards to eligible persons who are either (1) not then subject to Section 16 of the Exchange Act or (2) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

        3.4    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        3.5    Compliance with Section 16 of the Exchange Act.    With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provisions of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Board, to comply with the requirements of Section 16 of the Exchange Act, and neither the Company nor the Board shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any person incurs any liability under Section 16 of the Exchange Act.

IV.    SHARES SUBJECT TO THE PLAN

        4.1    Share Reserve.    Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed two million eight hundred thousand shares of Common Stock ("Share Reserve"), provided that each share of Common Stock issued pursuant to an Option or Restricted Stock Purchase Right shall reduce the Share Reserve by one share and each share of Common Stock subject to the redeemed portion of a Stock Appreciation Right (whether the distribution upon redemption is made in cash, stock or a combination of the two) shall reduce the Share Reserve by one share. To the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of the Stock Award. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is two million eight hundred thousand shares of Common Stock ("ISO Limit"), subject to the adjustments provided for in Section 13 of the Plan.

        4.2    Reversion of Shares to the Share Reserve.

            (i)  If any Stock Award granted under this Plan shall for any reason (A) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or (B) be reacquired by the Company prior to vesting, the shares of Common Stock not acquired by Participant under such Stock Award shall be retained by, revert or be added to the Share Reserve and become available for issuance under the Plan. To the extent that shares of Common Stock are: (a) tendered in payment of the exercise price of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by stock-settled Stock Appreciation Rights or other Stock Awards with respect to which shares of Common Stock were not issued upon the settlement of the Stock Award, then such shares of Common Stock will not again be available for issuance under the Plan.

           (ii)  Shares of Common Stock that are not acquired by a holder of a stock award granted under the 1996 Plan shall not revert or be added to the Share Reserve or become available for issuance under the Plan.

        4.3    Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V.     ELIGIBILITY

        5.1    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

        5.2    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

        5.3    Compliance with Section 162(m) of the Code.    To the extent the Board determines that compliance with the exclusion for performance-based compensation within the meaning of Section 162(m) of the Code ("Performance-Based Exception") is desirable, the following shall apply:

          (i)    Section 162(m) Compliance.    All Awards granted to persons included in the Designated 162(m) Group may comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic stockholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, if changes are made to Section 162(m) of the Code to permit flexibility with respect to Awards available under the Plan, the Committee may, subject to this Section 5.3, make any adjustments to such Awards as it deems appropriate.

          (ii)    Annual Individual Limitations.    Except for awards as provided in Section 5.3(iii), during any calendar year, no person may be granted Stock Awards (other than Stock Awards that cannot be satisfied in shares of Common Stock) with respect to more than two hundred thousand shares of Common Stock, subject to adjustment as provided in Section 13. The maximum potential value of Awards to be settled in cash or property (other than shares of Common Stock) that may be granted with respect to any calendar year (or the Company's fiscal year, if the Company's fiscal year is not the calendar year) to any Participant included in the Designated 162(m) Group (regardless of when such Award is settled) shall not exceed four million Dollars. (Thus, Awards that accrue over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement so long as the total maximum potential value does not exceed the one-year limit multiplied by the number of calendar years over which such Award may accrue.)

          (iii)  Notwithstanding 5.3(ii) and subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Incentive Stock Options, Non-Qualified Stock Options, or Stock Appreciate Rights covering more than two hundred thousand shares of Common Stock during any fiscal year; provided that in connection with his or her initial services, an Employee may be granted Incentive Stock Options, Non-Qualified Stock Options, or Stock Appreciation Rights covering not more than an additional two hundred and fifty thousand shares of Common Stock, which shall not count against the limit set forth in the preceding sentence.

        5.4    Performance-Based Exception Under Section 162(m).    Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 5.4, for Awards (other than Options) designed to qualify for the Performance-Based

Exception, the objective Performance Measure(s) shall be chosen from among the following ("Performance Measures"):

            (i)  Earnings (either in the aggregate or on a per-share basis);

           (ii)  Net income;

          (iii)  Operating income;

          (iv)  Operating profit;

           (v)  Cash flow;

          (vi)  Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders)

         (vii)  Return measures (including return on assets, equity, or sales);

        (viii)  Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

          (ix)  Gross revenues;

           (x)  Common Stock share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

          (xi)  Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

         (xii)  Market share;

        (xiii)  Annual net income to common stock;

        (xiv)  Earnings per share;

         (xv)  Annual cash flow provided by operations;

        (xvi)  Changes in annual revenues;

       (xvii)  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets, and goals relating to acquisitions or divestitures;

      (xviii)  Sales;

        (xix)  Costs;

         (xx)  Results of customer satisfaction surveys;

        (xxi)  Service reliability;

       (xxii)  Operating and maintenance cost management; and/or

      (xxiii)  Achievement of business or operational goals such as market share and/or business development; provided that subsections (i) through (vii) may be measured on a pre- or post-tax basis; and provided further that the Board may, on the date of grant of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Board shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Participants. The Board shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Participant, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

        The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

        In the event that applicable laws change to permit Board discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Board shall have sole discretion to make such changes without obtaining stockholder approval.

        5.5    Consultants.

            (i)  A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.

           (ii)  Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

VI.   OPTION PROVISIONS

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        6.1    Term.    Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten years from the date it was granted.

        6.2    Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        6.3    Exercise Price of a Non-Qualified Stock Option.    The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        6.4    Consideration.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Non-Qualified Stock Option): (1) by delivery to the Company of other Common Stock, (2) pursuant to a "same day sale" program to the extent permitted by law, (3) by any other form of consideration permitted by law, or (4) by some combination of the foregoing. In the absence of a provision to the contrary in the individual Optionholder's Option Agreement, payment for Common Stock pursuant to an Option may only be made in the form of cash, check, or pursuant to a "same day sale" program.

        Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

        6.5    Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.6    Transferability of a Non-Qualified Stock Option.    A Non-Qualified Stock Option shall be transferable to the extent provided in the Option Agreement. If the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. A Non-Qualified Stock Option may only be assigned to the extent it is vested.

        6.7    Vesting Generally.    Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. Generally, such grants shall vest as to one fourth of the total award on each anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        6.8    Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder's Option Agreement, the Option shall remain exercisable for three months following the termination of the Optionholder's Continuous Service; provided, however, that if the Optionholder's Continuous Service is terminated for Misconduct, the Option shall immediately terminate as to any unexercised portion thereof, unless the individual Optionholder's Option Agreement provides otherwise.

        6.9    Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability or by the Company for Misconduct) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.9 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth day after the last date upon which such sale would result in liability, or (2) two hundred ten days following the date of termination of the Optionholder's employment or other service to the Company (and in no event later than the expiration of the term of the Option).

        6.10    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder's Option Agreement, the Option shall remain exercisable for twelve months following such termination. This period may be adjusted by the Board in its discretion.

        6.11    Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to Section 6.5 or 6.6 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder's Option Agreement, the Option shall remain exercisable for eighteen months following the Optionholder's death. This period may be adjusted by the Board in its discretion.

        6.12    Early Exercise Generally Not Permitted.    The Company's general policy is not to allow the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

VII. NON-DISCRETIONARY STOCK AWARDS FOR CERTAIN DIRECTORS

        In addition to any other Stock Awards that any Director who is not an Employee may be granted on a discretionary basis under the Plan, each Director who is not an Employee shall be automatically granted without the necessity of action by the Board, the following Stock Awards.

        7.1    Initial Grant.    On the date that a Director who is not an Employee commences service on the Board, an initial grant of restricted stock in the form of a Restricted Stock Bonus award or an award of Restricted Stock Units shall automatically be made to that Director who is not an Employee (the "Initial Grant"). Unless expressly provided in Article VII, such Initial Grant shall be subject to the applicable provisions of Section 8.1 or Section 8.5 as the case may be. In the absence of an affirmative decision by the Board to the contrary, the Initial Grant shall be in the form of a Restricted Stock Bonus award. The number of shares subject to this Initial Grant and other terms governing this Initial Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of shares subject to the Initial Grant for a given newly-elected Director who is not an Employee prior to the date of grant for such Initial Grant, then the number shall be five thousand shares. If at the time a Director who is also an Employee or does not otherwise Qualify as an Outside Director commences service on the Board, such Director shall be entitled to an Initial Grant at such time as such Director subsequently is no longer an Employee or qualifies as an Outside Director and if such Director remains a Director.

        7.2    Annual Grant.    An annual grant of a Stock Award (the "Annual Grant") shall automatically be made to each Director who (i) is re-elected to the Board or who otherwise continues as a Director, (ii) qualifies as an Outside Director on the relevant grant date and (iii) has served as a Director for at least six months. Unless otherwise expressly provided in this Article VII, the portion of such Annual Grant shall be subject to the applicable provisions of Section 8.1 and Section 8.5, as the case may be. In the absence of an affirmative decision by the Board to the contrary, the Annual Grant consisting of restricted stock shall be in the form of a Restricted Stock Bonus award. The number of shares of Common Stock subject to each Annual Grant in the case that the entire Annual Grant is satisfied with a Restricted Stock Bonus will be determined by dividing fifty percent of the directors' annual fee by the Fair Market Value of the Common Stock on the date of grant, rounded up to the nearest whole share, or, in the case that the entire Annual Grant is satisfied with a grant of Options, determined by dividing fifty percent of the directors' annual fee by the Black-Scholes formula value of the option, as determined by the Company. However, in no event shall an Annual Grant consisting of a Restricted Stock Bonus be more than ten thousand shares of Common Stock. The date and time of grant of an Annual Grant is the date of the annual meeting of the Company's stockholders and the time shall be immediately upon the adjournment of the annual meeting of the Company's stockholders.

        7.3    Vesting.    Initial Grants granted pursuant to this Article shall vest as to one fourth of the total award on each anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date. Annual Grants granted pursuant to this Article shall fully vest on the Director's completion of one year of Continuous Service from the grant date. In the event a Director's Continuous Service terminates, the Company shall automatically reacquire without cost any shares of Common Stock held by the Director that have not vested as of the date of such termination and any unvested Restricted Stock Units shall automatically expire as of the date of such termination.

VIII.  PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS

        8.1    Restricted Stock Bonus Awards.    Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Restricted Stock Bonus will generally not possess a monetary purchase price and may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company shall require such consideration to be paid as will ensure compliance with the General Corporation Law of the State of Delaware.

          (ii)    Vesting.    Vesting shall generally be based on the Participant's Continuous Service. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board. The Board has the discretion to vest shares either immediately upon issuance or in one or more installments over the Participant's period of service or upon achievement of specific performance objectives. If vesting is based on the Participants' Continuous Service, such Restricted Stock Bonus shall not fully vest in less than two years. If vesting is based on the Participant's achievement of performance criteria, such Restricted Stock Bonus shall not fully vest in less than one year.

          (iii)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

          (iv)    Transferability.    So long as Common Stock awarded under a Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement, rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement.

        8.2    Restricted Stock Purchase Awards.    Each Restricted Stock Purchase Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase Right agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Right agreements need not be identical, but each Restricted Stock Purchase Right agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price.    The purchase price under each Restricted Stock Purchase Right agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase Right agreement. The purchase price shall not be less than one hundred percent of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii)    Consideration.    The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Right agreement shall be paid either: (A) in cash or by check at the time of purchase; or (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant to the extent permitted by law.

          (iii)    Vesting.    The Board shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase Right agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under the Restricted Stock Purchase Right may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)    Termination of Participant's Continuous Service.    If a Participant's Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase Right agreement.

          (v)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Purchase Right agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase Right agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase Right agreement remains subject to the terms of the Restricted Stock Purchase Right agreement.

        8.3    Stock Appreciation Rights.    Two types of Stock Appreciation Rights ("SARs") shall be authorized for issuance under the Plan: stand-alone SARs and Stapled SARs.

          (i)    Stand-Alone SARs.    The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

            (A)  The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

            (B)  The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than one hundred percent of the Fair Market Value per underlying share of Common Stock on the grant date.

            (C)  The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

          (ii)    Stapled SARs.    The following terms and conditions shall govern the grant and redemption of Stapled SARs:

            (A)  Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the Stapled SARs.

            (B)  Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the Stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such Stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

            (C)  The distribution to which the holder of Stapled SARs shall become entitled under this Section 8 upon the redemption of Stapled SARs as described in Section 8.3(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

        8.4    Phantom Stock Units.    The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

            (i)  Phantom Stock Unit awards shall be redeemable by the Participant upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

           (ii)  The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

        8.5    Restricted Stock Units.    The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

        A Restricted Stock Unit is the right to receive the value of one share of the Company's Common Stock at the time the Restricted Stock Unit vests. The holder of a Restricted Stock Unit shall not have the right to dividend equivalents unless provided by the Board at the time of grant. To the extent permitted by the Board in the terms of his or her Restricted Stock Unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board. When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

        Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Restricted Stock Unit with cash or other consideration permissible by law.

          (ii)    Vesting.    Vesting shall generally be based on the Participant's Continuous Service. If vesting is based on the Participant's achievement of performance criteria, such Restricted Stock Unit award shall not fully vest in less than one year. Shares of Common Stock awarded under the Restricted Stock Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)    Termination of Participant's Continuous Service.    The unvested portion of the Restricted Stock Unit shall expire immediately upon the termination of Participant's Continuous Service and the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

          (iv)    Transferability.    Rights to acquire the value of shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

        8.6    Performance Share Bonus Awards.    Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that Performance Share Bonus is granted to a new Employee or Consultant who has not performed prior services for the Company, the Performance Share Bonus will not be awarded until the Board determines that such person has rendered services to the Company for a sufficient period of time to ensure proper issuance of the shares in compliance with the General Corporation Law of the State of Delaware.

          (ii)    Vesting.    Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)    Termination of Participant's Continuous Service.    If a Participant's Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

        8.7    Performance Share Units.    The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

        A Performance Share Unit is the right to receive the value of one share of the Company's Common Stock at the time the Performance Share Unit vests. Participants may elect to defer receipt of the value of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

        Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Performance Share Unit with cash or other consideration permissible by law.

          (ii)    Vesting.    Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Unit agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)    Termination of Participant' Continuous Service.    The unvested portion of any Performance Share Unit shall expire immediately upon the termination of Participant's Continuous Service, and the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

          (iv)    Transferability.    Rights to acquire the value of shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

IX.   COVENANTS OF THE COMPANY

        9.1    Availability of Shares.    During the term of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        9.2    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan or any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

X.    USE OF PROCEEDS FROM STOCK

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

XI.   NO REPRICING

        Other than in connection with a change in the Company's capitalization or other transaction as described in Article XIII of the Plan, at any time when the exercise price of an Option or base price of a SAR is above the Fair Market Value of a share of Common Stock, the Company shall not, without stockholder approval, reduce the exercise price of such Option or base price such SAR and shall not exchange such Stock Option or SAR for a new Award with a lower (or no) purchase price or for cash.

XII. MISCELLANEOUS

        12.1    Acceleration of Exercisability and Vesting.    The Board or Committee shall have the power to accelerate exercisability and/or vesting of any Award granted pursuant to the Plan upon a Change of Control or upon the death or Disability or termination of Continuous Service of the Participant. In furtherance of such power, the Board or Committee may accelerate the time at which a Stock Award may be first exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in the Stock Award Agreement to the contrary.

        12.2    Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

        12.3    No Employment or Other Service Rights.    Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

        12.4    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars, or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

        12.5    Investment Assurances.    The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        12.6    Withholding Obligations.    To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of an Award or the acquisition, vesting, distribution, or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation or other amounts payable to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unnumbered shares of Common Stock.

        12.7    Section 409A.    Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Awards granted under this Plan (including, but not limited to, Restricted Stock Units, Phantom Stock Units, and Performance Share Units) shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code; furthermore, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed. In the event that the Company determines in good faith that any provision of this Plan does not comply with Section 409A of the code, the Company may amend this Plan to the minimum extent necessary to cause the Plan to comply.

XIII.  ADJUSTMENTS UPON CHANGES IN STOCK

        13.1    Capitalization Adjustments.    If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan may be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4.1 above, the maximum number of securities subject to award to any person pursuant to Section 5.3 above, and the number of securities subject to Initial Grants and Annual Grants to Directors that are not Employees under Article VII of the Plan, and the outstanding Stock Awards may be appropriately adjusted in the class(es) and number of securities or other property and price per share of the securities or other property subject to such outstanding Stock Awards. The Board may make such adjustments in its sole discretion, and its determination shall be final, binding, and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        13.2    Adjustments Upon a Change of Control.

            (i)    If a Change of Control occurs as defined in Section 2.7(i) through 2.7(iv), then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall have the power but not the obligation to: (1) assume or continue all or any part of the Awards outstanding under the Plan or (2) substitute substantially equivalent awards (including an award to acquire substantially the same consideration paid to the stockholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award; (2) continue the Stock Awards; or (3) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit or Performance Share Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

           (ii)    In the event of a Change of Control as defined in Section 2.7(v), all outstanding Stock Awards shall terminate immediately prior to such event.

XIV.   AMENDMENT OF THE PLAN AND AWARDS

        14.1    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, any Nasdaq, New York Stock Exchange, or other securities exchange listing requirements, or other applicable law or regulation.

        14.2    Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        14.3    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        14.4    No Material Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        14.5    Amendment of Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights of the Participant under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

XV.  TERMINATION OR SUSPENSION OF THE PLAN

        15.1    Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the fifth anniversary of the Restatement Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        15.2    No Material Impairment of Rights.    Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XVI.   EFFECTIVE DATE OF PLAN

        The amendment and restatement of the Plan as adopted by the Board in 2015 shall become effective immediately following its approval by the stockholders of the Company (the "Restatement Effective Date"), which approval shall be within twelve months before or after the date the amendment and restatement of the Plan is adopted by the Board in 2015. No Awards in excess of those provided for by the Plan prior to its amendment and restatement may be granted under the Plan prior to the time that the stockholders have approved the amendment and restatement of the Plan.

XVII.  CHOICE OF LAW

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules. The laws of jurisdiction and venue shall be governed by the laws of the county and city of San Francisco, California. Notwithstanding the foregoing, with respect to matters affecting the Plan that are addressed by the General Corporation Law of the State of Delaware, the laws of the State of Delaware shall control.

0 WILLIS LEASE FINANCE CORPORATION 2015 Annual Meeting of Stockholders May 28, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Charles F. Willis, IV, Dean M. Poulakidas and Bradley S. Forsyth, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on April 1, 2015, at the 2015 Annual Meeting of Stockholders of the Company to be held on May 28, 2015 or at any adjournment thereof. The Board of Directors recommends a vote FOR THE NOMINEES listed in Proposal 1 and FOR Proposals 2 and 3. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF, FOR PROPOSALS 2 AND 3, AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF WILLIS LEASE FINANCE CORPORATION May 28, 2015 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and proxy statement are available at http://www.astproxyportal.com/ast/08515/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 1` • 20233000000000000000 7 052815 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: NOMINEES: FOR ALL NOMINEES 0 Robert J. Keady 0 Austin C. Willis WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS• To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: • To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. To approve the amendment and restatement of the 2007 ri Incentive Stock Plan. 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm. 4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Signature of Stockholder Date: Signature of Stockholder Date Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such, If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 1.